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                                            ------------------------------------

                                            :  NA932810097 - GUARANTY MORTGAGE :

                                            :            JUNIOR NOTES          :

                                            :     GD&C DRAFT DATED 12/17/93    :

                                            ------------------------------------





                           MORTGAGE SECURING GUARANTY

                            OF JUNIOR MORTGAGE NOTES





                                 by and between





                        RESORTS INTERNATIONAL HOTEL, INC.,

                            a New Jersey corporation,

                                  as Mortgagor,





                                       and





                      U.S. Trust Company of California, N.A.,

                         a national banking association,

                                  as Mortgagee





                          Dated as of ________ __, 1994





                       Prepared by:_______________________

                                    D. Eric Remensperger



                           After recording return to:



                             Gibson, Dunn & Crutcher

                                 200 Park Avenue

                            New York, New York  10166

                        Attention:  D. Eric Remensperger









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                           MORTGAGE SECURING GUARANTY

                            OF JUNIOR MORTGAGE NOTES





     THIS MORTGAGE, dated as of ________ ___, 1994, between RESORTS

INTERNATIONAL HOTEL, INC., a New Jersey corporation ("Mortgagor"), and U.S.

Trust Company of California, N.A., a national banking association having an address at 555 South Flower Street, Suite 2780, Los Angeles, California

90071 ("Mortgagee"), in its capacity as Trustee under that

certain Indenture dated as of even date herewith (the "Indenture") among

Mortgagor, Mortgagee and Resorts International Hotel Financing, Inc. ("RIHF").



                                   WITNESSETH:



     In consideration of $10.00 in hand paid by Mortgagee to Mortgagor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure (i) the Guaranty by Mortgagor of the payments of principal and interest due on the 11.375% Junior Mortgage Notes due

2004 in an aggregate principal amount of $35,000,000, issued pursuant to the provisions of the Indenture (defined therein, and hereinafter collectively referred to herein, as the "Notes"), in accordance with the terms and conditions of Article Fourth of the Indenture; and performance and observance of all of the provisions herein contained, Mortgagor has executed and delivered this Mortgage and has bargained, sold, aliened, mortgaged, pledged, released, conveyed and confirmed unto Mortgagee and its successors hereunder and assigns forever, all of its right, title and interest in, to and under any of the following described property:



                                GRANTING CLAUSES



                              GRANTING CLAUSE FIRST



     All the property, rights, title, interest, privileges and franchises particularly described in annexed Schedule 1 (the "Owned Land") which Schedule is hereby made a part of, and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length.







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                             GRANTING CLAUSE SECOND



     All of the property, rights, title, interest, privileges and franchises of the Mortgagor as lessee in those certain leases (the "Ground Leases")

particularly described in Schedule 2, which Schedule is hereby made a part of,

and deemed to be described in, this Granting Clause as fully as if set forth in this Granting Clause at length, which Ground Leases cover the real property described in Schedule 2 (the "Leased Land") and in and to any and all

modifications, extensions and renewals of the Ground Leases and all options set forth therein, together with (i) all credits, deposits, privileges and rights of the Mortgagor as lessee under the Ground Leases, now or at any time existing,

(ii) the leaseholds and the leasehold estates created by the Ground Leases and

(iii) all of the estates, rights, titles, claims or demands whatsoever of

Mortgagor, either in law or in equity, in possession or in expectancy, of, in and to the Ground Leases and the Leased Land, together with (x) any and all other, further or additional title, estates, interests or rights which may at anytime be acquired by the Mortgagor in or to the Leased Land, and the Mortgagor

expressly agrees that if the Mortgagor shall, at any time prior to payment in full of all indebtedness secured hereby, acquire fee simple title or any other greater estate to the Leased Land pursuant to the Ground Leases, or otherwise,

the lien of this Mortgage shall attach, extend to, cover and be a lien upon such fee simple title or other greater estate and thereupon the lien of this Mortgage shall be prior to the lien of any mortgage or deed of trust placed on such acquired title, estate, interest or right subsequent to the date of this

Mortgage (except as otherwise provided herein) and (y) any right to possession or statutory term of years derived from, or incident to, the Ground Leases pursuant to Section 365(h) of the U.S. Bankruptcy Code (the "Code") or any

comparable provision contained in any present or future federal, state, local,

foreign or other statute, law, rule or regulation.



                              GRANTING CLAUSE THIRD



     All the rents, issues, profits, revenues and other income and proceeds of the property subjected or required to be subjected to the lien of this Mortgage,

including, without limitation, the property described in Granting Clauses First,

Second, and Sixth (such property is hereinafter collectively referred to as the

"Premises") and all the estate, right, title and interest of every nature whatsoever of the Mortgagor in and to the same and every part thereof.  The collective



                                        2





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metes and bounds description of the Owned Land and the Leased Land is set forth in annexed Schedule 3.



                             GRANTING CLAUSE FOURTH



     All of the rights as lessor under Leases in effect on the date of execution of this Mortgage or hereafter entered into by the Mortgagor, if any, including extensions, renewals or amendments of all of the same, and the immediate and continuing right as security in accordance with an Assignment of Leases and

Rents of even date herewith between Mortgagor and Mortgagee, and, after the occurrence of an Event of Default, to make claim for, collect, receive and receipt for (and to apply the same as provided herein) any and all rents,

income, revenues, issues, profits, security and other sums of money payable or receivable thereunder or pursuant thereto, and all proceeds thereof, whether payable as rent, insurance proceeds, condemnation awards, security or otherwise and whether payable prior to or subsequent to the maturity date of the Notes, to receive and give notices and consents thereunder, to bring actions and proceedings thereunder or for the enforcement thereof, to make waivers and agreements, to take such action upon the happening of a default under any Lease,

including the commencement, conduct and consummation of any proceedings at law or in equity as shall be permitted by any provision of any Lease, and to do any and all things which the Mortgagor or any lessor is or may become entitled to do under the Leases; provided, that the assignment made by this granting Clause

Fourth shall not impair or diminish any obligation of the Mortgagor under the

Leases, or shall any such obligation be imposed upon the Mortgagee.



                              GRANTING CLAUSE FIFTH



     Without limiting the generality of the provisions of Granting Clause Third,

the Mortgagor's rights, privileges and franchises in and to the following, to the extent of the Mortgagor's interest therein and thereto and to the extent assignable (collectively, "Operating Assets"):



          (a)  bookings and receipts for the use of guest rooms, banquet facilities and meeting rooms at the Casino-Hotel;



          (b)  all contracts respecting utility services for, and the maintenance, operations, or equipping of the Premises, including guaranties and warranties relating thereto;



          (c)  the Permits;



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          (d)  all contract rights, leases, concessions, trademarks, trade names, service marks, service names, logos, copyrights, warranties and other items of intangible personal property relating to the ownership or operation of the Casino-Hotel, including, without limitation, (1) telephone and other communication numbers, (2) all software licensing agreements as are required to operate computer software systems at the Casino-Hotel, all transferable proprietary interest in software required to operate the computer systems at the Casino Hotel and books and records relating to the software programs, and (3) lessee's interest under leases of Tangible

     Personal Property;



          (e)  all agreements entered into by or on behalf of the Mortgagor or which have been assigned to the Mortgagor, for the design and construction,

     and for the equipping and furnishing, of the Casino-Hotel, including architect's agreements, engineering agreements, construction contracts,

     consulting agreements and agreements or purchase orders for all items of

     Tangible Personal Property and payment and performance bonds in favor of the Mortgagor in connection with the Trust Estate (and all warranties and guaranties thereunder and warranties and guaranties of any subcontractor and bond issued in connection with the work to be performed by any subcontractor);



          (f)  the following personal property (the "Tangible Personal

     Property") now or hereafter acquired by the Mortgagor:



               (i)  all furniture, furnishings, equipment, machinery, apparatus,

          appliances, fixtures and fittings and other articles of tangible personal property which are, or are to be located on, or used in connection with the operation of, the Casino-Hotel;



               (ii)  all slot machines, electronic gaming devices, crap tables,

          blackjack tables, roulette tables, baccarat tables, and big six wheels, located or to be located in the Casino-Hotel, and all furnishings and equipment to be used in connection with the operation thereof;



               (iii)  all cards, dice, gaming chips and placques, tokens, chip racks, dealing shoes, dice cups, dice sticks, layouts, paddles,

          roulette balls and other consumable supplies and items to be used

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          in connection with the gaming operations of the Casino-Hotel;



               (iv)  all china, glassware, linens, kitchen utensils, silverware and uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the Casino-Hotel, which are on hand or on order whether stored on-site or off-site;



               (v)  all consumables and operating supplies of every kind and nature for use in all of the operating departments of the

          Casino-Hotel, or in the improvements now or hereafter located on any of the Owned Land, including without limitation, accounting supplies,

          guest supplies, forms, printing, stationery, food and beverage stock,

          bar supplies, laundry supplies and brochures to existing purchase orders;



               (vi)  all sets and scenery, costumes, props and other items of tangible personal property on hand or on order for use in the production of shows in the showroom of the Casino-Hotel; and



               (vii)  all cars, limousines, vans, buses, trucks and other vehicles owned or leased by the Mortgagor for use in Casino-Hotel operations, together with all equipment, parts and supplies used to service, repair, maintain and equip the foregoing;



          (g)  all drawings, designs, plans and specifications prepared by the architects, interior designers, landscape designers and any other consultants for the development of the Premises, as amended from time to time;



          (h)  any administrative and judicial proceedings initiated by the

     Mortgagor, or in which the Mortgagor has intervened, concerning the

     Casino-Hotel, and agreements, if any, which are the subject matter of such proceedings;



          (i)  any customer lists utilized by the Mortgagor, including lists of transient guests and restaurant and bar patrons and "high roller" lists;

     and



          (j)  all of the goodwill in connection with the operation of the

     Premises.

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     The Mortgagor and Mortgagee acknowledge that notwithstanding anything contained in this Mortgage to the contrary, the Mortgagor may share facilities,

operations and employees with any other hotel owned by any Affiliate of the

Mortgagor provided that (i) such sharing of facilities is permitted by all applicable Legal Requirements, (ii) terms on which such facilities are shared are not detrimental to the operations of the Casino-Hotel or the financial condition of the Mortgagor and (iii) the regular operation of the Casino-Hotel would not be materially impaired upon the separation of such facilities.



     The assignment made by this Granting Clause Fifth shall not impair or diminish any obligation of the Mortgagor with respect to the Operating Assets,

nor shall any such obligation be imposed on the Mortgagee.



                              GRANTING CLAUSE SIXTH



     (a)  All of the Mortgagor's right, title and interest in and to all buildings and improvements of every kind and description now or hereafter erected or placed on the Owned Land and/or the Leased Land and all fixtures and articles of personal property now or hereafter attached to or contained in and used in connection with such buildings and improvements, including, but not limited to, all apparatus, furniture, furnishings, machinery, motors, elevators,

fittings, radiators, cooking ranges, ice boxes, ice machines, printing presses,

mirrors, bars, mechanical refrigerators, furnaces, coal and oil-burning apparatus, wall cabinets, machinery, generators, partitions, steam and hot water boilers, lighting and power plants, pipes, plumbing, radiators, sinks, bath tubs, water closets, gas and electrical fixtures, awnings, shades, screens,

blinds, dishwashers, freezers, vacuum cleaning systems, office equipment and other furnishings, and all plumbing, heating, lighting, cooking, laundry,

ventilating, incinerating, air-conditioning and sprinkler equipment or other fire prevention or extinguishing apparatus and material, and fixtures and appurtenances thereto; and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the

Owned Land, the Leased Land or to any such buildings and improvements thereon,

in any manner; and

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     (b)  All of the Mortgagor's right, title and interest in and to (i) the

Leased Land, if the Mortgagor acquires the fee simple title to the Leased Land or any part thereof (subject to the provisions of Section 2.06 hereof), (ii) all air rights and rights to maintain supporting columns and all rights to construct and maintain bridges, and to create private rights of way over streets now or hereafter owned or enjoyed by the Mortgagor and appurtenant to the Owned Land or

Leased Land, and (iii) all right, title and interest of Mortgagor as grantee or licensee in and to the following to the extent necessary for the use and enjoyment of the Owned Land or the Leased Land: (A) all those plots, pieces or parcels of land and air rights, more particularly described on Schedule 5,

attached hereto and made a part hereof (the "Bridge Easement Parcels"), with respect to which Mortgagor has easements, licenses or other rights of possession or use pursuant to these certain easement and license agreements more particularly described on Schedule 5 (the "Bridge Easements"), (B) all those plots, pieces or parcels of land and air rights, more particularly described on

Schedule 6 attached hereto and made a part hereof (the "Elevator Easement

Parcels"), with respect to which Mortgagor has easements, licenses or other rights of possession or use pursuant to those certain license agreements more particularly described on Schedule 6 (the "Elevator Easements"), and; (C) all

that plot, piece or parcel of land and air rights more particularly described on

Schedule 7 attached hereto and made a part hereof (the "Turn-Around Easement

Parcel") with respect to which Mortgagor has easements, licenses, or other rights of possession or use pursuant to that certain easement more particularly described on Schedule 7 (the "Turn-Around Easement"), (the Bridge Easement

Parcels, the Elevator Easement Parcels and the Turn-Around Easement Parcel are

collectively referred to herein as the "Easement Parcels"; and the Bridge

Easements, the Elevator Easements and the Turn-Around Easement are collectively referred to as the "Easements"), together with all rights of way, privileges,

liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining to such estates, it being the intention hereof that all property,

interests, rights and privileges and franchises pertaining to the Premises

(other than Excepted Property) shall be as fully embraced within and subjected to the lien hereof as if such property were specifically described herein.





     To the extent the grant of a security interest in any portion of the Trust

Estate is governed by the Uniform Commercial Code, this Mortgage is hereby deemed to be as well a security agreement under the Uniform Commercial Code for the purpose of creating hereby a security interest in all of the Mortgagor's right, title and interest in and to such property, securing the obligations secured hereby, for the benefit of the Mortgagee;



                                    *   *   *



     TOGETHER with all of the Mortgagor's right, title and interest in and to all mineral and water rights and any title or reversion, in and to the beds of the ways, streets,

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avenues and alleys adjoining the Premises to the center line thereof and in and to all strips, gaps and gores adjoining the premises on all sides thereof; and



     TOGETHER with all of the Mortgagor's right, title and interest to and singular the tenements, hereditaments, easements, appurtenances, passages, water courses, riparian rights, other rights, liberties and privileges thereof or in any way appertaining to the Premises, including any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof; and



     TOGETHER with all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the Trust Estate for any taking by eminent domain, either permanent or temporary, of all or any part of the Trust Estate or any easement or appurtenances thereof, including severance and consequential damage and change in grade of streets, all in accordance with and subject to the provisions of the Superior Instrument Requirements and

Section 5.20; and



     TOGETHER with all proceeds of any unearned premiums on any insurance policies described in Section 5.11, and the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Estate or otherwise, all in accordance with and subject to the provisions of Section 5.11 and the Superior Instrument Requirements.



     EXCLUDING, with respect to all of the hereinabove granted property, rights,

title, interest, privileges and franchises, the Excepted Property.



     TO HAVE AND TO HOLD all the Premises, Leases, Ground Leases, Operating

Assets, Easements, properties, options, credits, deposits, rights, privileges and franchises of every kind and description, real, personal or mixed, granted hereby, bargained, sold, aliened, assigned, transferred, hypothecated, pledged,

released, conveyed, mortgaged, or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining

(the Premises, Leases, Ground Leases, Operating Assets, Easements, properties,

options, credits, deposits, rights, privileges and franchises, being herein collectively called the "Trust Estate") unto the Mortgagee and its successors and assigns forever.



     SUBJECT, HOWEVER, on the date hereof, to Existing Encumbrances and, after the date hereof, to Permitted Encumbrances.

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     SUBJECT, FURTHER, to the rights and obligations of the Mortgagee and the

Noteholder as set forth in that certain Intercreditor Agreement dated as of the date hereof among RIH, RIHF, Mortgagee, Fidelity Management and Trust Company

("Fidelity"), as trustee under that certain note purchase agreement dated as of the date hereof among Fidelity, RIH and RIHF, and State Street Bank and Trust

Company of Connecticut, National Association ("State Street"), as trustee under that certain indenture dated as of the date hereof among State Street, RIH and

RIHF (and such other parties that may from time to time become a party thereto).



     BUT IN TRUST, NEVERTHELESS, for the Ratable Benefit and security of the

Noteholders without any priority of any of the Notes over any other of the

Notes.



     UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article Two, the Mortgagor shall be permitted to possess and use the Trust Estate, and to receive and use the rents, issues, profits,

revenues and other income of the Trust Estate.



     AND IT IS HEREBY COVENANTED AND DECLARED that the Trust Estate is to be held and applied by the Mortgagee, subject to the further covenants, conditions and trusts hereinafter set forth, and the Mortgagor does hereby covenant and agree to and with the Mortgagee, for the Ratable Benefit of the Noteholders as

follows:



                                   ARTICLE ONE



                       DEFINITIONS AND OTHER PROVISIONS OF

                               GENERAL APPLICATION



     Section 1.01.  DEFINITIONS.  For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:



          (a)  the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;



          (b)  all accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made in accordance with generally accepted accounting principles consistently applied; and



          (c)  the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Mortgage



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     as a whole and not to any particular Article, Section or other subdivision.



     "AFFILIATE" has the meaning set forth in Section 1.01 of the Indenture.



     "AFTER-ACQUIRED FEE MORTGAGE" has the meaning set forth in Section 2.07.



     "ALTERATIONS" has the meaning set forth in Section 5.12.



     "APPRAISER" means an MAI appraiser (i.e., a Member in good standing of the

American Institute of Real Estate Appraisers) who is (i) of recognized standing among appraisers of properties similar to the Casino-Hotel and (ii) experienced in the appraisals of properties of a similar size and scope to that of the

Casino-Hotel, selected by the Mortgagor.



     "ASSIGNMENT OF LEASES AND RENTS" has the meaning stated in Section 1.01 of the Indenture.



     "CAPITALIZED LEASE OBLIGATION" has the meaning stated in Section 1.01 of the Indenture.



     "CASINO" means that portion of the Casino-Hotel used for gaming and related activities.



     "CASINO-HOTEL" means the casino and hotel complex and ancillary structures and facilities located on the Premises and furniture, fixtures and equipment at any time contained therein.



     "CASUALTY" means any act or occurrence of any kind or nature which results in damage, loss or destruction to any buildings or improvements on the Premises and/or Tangible Personal Property.



     "CODE" has the meaning stated in Granting Clause Second.



     "COMBINATION TRANSACTION" has the meaning stated in Section 10.01 of the

Indenture.



     "DEFAULT" means the occurrence and continuance of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of

Default.



     "DEPOSITARY" means an Independent entity to which insurance proceeds or a condemnation award is paid to be held in trust for restoration pursuant to the provisions of a Ground Lease or Superior Mortgage.

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     "EVENT OF DEFAULT" has the meaning stated in Section 3.01.  An Event of

Default shall "exist" if an Event of Default shall have occurred and be continuing.



     "EXCEPTED PROPERTY" means:





          (1)  subject to the provisions of the Assignment of Leases and Rents,

     any cash held by the Mortgagor from rents, issues, profits, revenues and other proceeds of the Trust Estate to the extent that such cash may be, but has not been, distributed or paid out in accordance with the Services

     Agreement or in accordance with the provisions of Section 12.07 of the

     Indenture;



          (2)  all personal property owned by lessees under Leases and the personal property of any guests staying in the Hotel;



          (3)  any property deemed to be Excepted Property pursuant to the provisions of Section 2.03 hereof;



          (4)  Tangible Personal Property subject to an FF&E Financing

     Agreement; and



          (5)  counterchecks and any other property the granting of a security interest in which is prohibited by the New Jersey Casino Control Act,

     N.J.S.A. 5:12-1 et seq., and the regulations promulgated thereunder.



     "EXISTING ENCUMBRANCES" means the matters set forth in Schedule 8.



     "FIRST MORTGAGE DEBT" means any financing secured by a Superior Mortgage secured by or imposing a lien on all or a portion of the Trust Estate on a parity with or senior to the lien of this Mortgage.



     "FF&E FINANCING AGREEMENT" means a purchase money lien upon any Tangible

Personal Property and other items constituting Operating Assets, such as computer software, which are financed, purchased or leased by the Mortgagor,

provided that, except as set forth on Schedule 3, the principal amount of the indebtedness secured by such lien shall not exceed eighty-five (85%) percent of the cost to the Mortgagor of such property at the time of acquisition.



     "GROUND LEASES" has the meaning stated in Granting Clause Second.



     "GUARANTY" has the meaning set forth in Article Fourteen of the Indenture.

     "HOTEL" means that portion of the Casino-Hotel not included within the

Casino.



     "IMPOSITIONS" has the meaning stated in Section 5.08.



     "INDENTURE" means that certain Indenture - 11.375% Junior Mortgage Notes due 2004, dated as of even date herewith among the Mortgagor, RIHF, as issuer,

and Mortgagee, as trustee, as it may from time to time be supplemented, modified or amended by one or more trust indentures or other instruments supplemental thereto entered into pursuant to the applicable provisions thereof.



     "INDEPENDENT" when used with respect to any specified Person means such a

Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Mortgagor or in any other obligor upon the Notes or in any Affiliate of the Mortgagor or of such other obligor and (c) is not connected with the Mortgagor or such other obligor or any Affiliate of the Mortgagor or such other obligor as an officer, employee,

promoter, underwriter, trustee, partner, director or person performing similar functions.  Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Mortgagee, such opinion or certificate shall state that the signer has read this definition and that the signer is

Independent within the meaning thereof.  A Person who is performing or who has performed services as an independent contractor to any specified Person shall not be considered not Independent merely by reason of the fact that such Person is or has performed such services.



     "INSURANCE AMOUNT" has the meaning stated in Section 5.11(a)(1).



     "INSURANCE REQUIREMENTS" means all terms of any insurance policy covering or applicable to the Trust Estate or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Trust Estate or any part thereof or any use or condition of the Trust Estate or any other part thereof.



     "INSURANCE TRUSTEE" means the Trustee or, if the Trustee so elects, any bank, trust company or insurance company with net worth in excess of

$100,000,000, designated by the Trustee.

     "INSURER" means an insurance company or companies selected by the Mortgagor authorized to issue insurance in the State of New Jersey with an A.M. Best rating as high or higher than the rating of insurance companies insuring other casino-hotels in Atlantic City, New Jersey.



     "LEASE" means each lease or sublease demising all or any portion of the

Owned Land, the Leased Land or the buildings or improvements thereon and made by the Mortgagor as lessor or sublessor, as the case may be, or any spaces in any building or buildings which constitute a part of the Trust Estate, including every agreement relating thereto or entered into in connection therewith and every guaranty of the performance and observance of the covenants, conditions and agreements to be performed by the lessee under any such lease.

Notwithstanding the foregoing, the term "Lease" shall not include any transient room rentals.



     "LEASED LAND" has the meaning stated in Granting Clause Second.



     "LEGAL REQUIREMENTS" means all laws, statutes, codes, acts, ordinances,

orders, judgments, decrees, injunctions, rules, regulations, permits, licenses,

authorizations, directions and requirements (including, without limitation, the

New Jersey Environment Cleanup Responsibility Act and the New Jersey Spill

Compensation and Control Act of 1976) of all governments, departments,

commissions, boards, courts, authorities, agencies, officials and officers, of governments, federal, state and municipal (including, without limitation, the

New Jersey Department of Environmental Protection, the Atlantic City Bureau of

Investigations, Division of Protection, the Atlantic City Bureau of

Investigations, Division of Gaming Enforcement of the State of New Jersey, and

the Casino Control Commission of the State of New Jersey), foreseen or unforeseen, ordinary or extraordinary, which now is or at any time hereafter becomes applicable to the Trust Estate or any part thereof, or any of the adjoining sidewalks, or the use of the Casino-Hotel as a gaming or gambling facility or any other use or condition of the Trust Estate or any part thereof.



     "LESSORS" means the lessors under the Ground Leases.



     "MATURITY" when used with respect to the Notes means the date on which the principal of such Notes becomes due and payable as therein or herein provided,

whether at the Stated Maturity or by declaration of acceleration or prepayment or otherwise.

     "MORTGAGE DOCUMENTS" has the meaning set forth in Section 1.01 of the

Indenture.



     "MORTGAGOR" means the Person named as the "Mortgagor" in the first paragraph of this instrument until a successor entity shall have become such pursuant to the applicable provisions of this Mortgage, and thereafter, except to the extent otherwise contemplated by Section 4.02, "Mortgagor" shall mean such successor entity exclusively.



     "NOTEHOLDERS" has the meaning set forth in Section 1.01 of the Indenture.



     "NOTE MORTGAGE" means that certain Mortgage Securing RIH Junior Promissory

Note dated as of the date hereof from Mortgagor to RIHF, which secures the RIH

Junior Promissory Note (as defined in the Indenture), the lien of which shall be pari passu with the lien of this Mortgage.



     "NOTES" has the meaning set forth in the Preamble.



     "NOTICES" has the meaning stated in Section 1.02.



     "OFFICERS' CERTIFICATE" means a certificate signed by an officer of the

Mortgagor and delivered to the Mortgagee.  Whenever this Mortgage requires that an Officers' Certificate be signed also by an Architect or an Accountant or other expert, such Architect, Accountant or other expert may (except as otherwise expressly provided in this Mortgage) be in the general employ of the

Mortgagor.



     "OPERATING ASSETS" has the meaning stated in Granting Clause Fifth.



     "OPINION OF COUNSEL" means a written opinion of counsel who may (except as otherwise expressly provided in this Mortgage) be an employee of the Mortgagor or an employee of an Affiliate of the Mortgagor.  Unless otherwise specifically provided in this Mortgage, such counsel may rely, as to any state of facts not personally known to such counsel and relating to such opinions, on an Officers'

Certificate to the extent not rejected by the Trustee and its counsel (which rejection shall not be unreasonably given).



     "ORIGINAL POLICY" means an ALTA Loan Policies of Title issued by [list title insurance companies], pursuant to Title Commitment No. ____________

redated to the date hereof.



     "OUTSTANDING AMOUNT" has the meaning stated in Section 1.01 of the

Indenture.

     "OWNED LAND" has the meaning stated in Granting Clause First.



     "PERMITS" means all licenses, franchises, statements of compliance,

certificates of operation, certificates of occupancy and permits required for the lawful ownership, occupancy, operation and use of all or a material portion of the Premises whether held by the Mortgagor or any other Person (which may be temporary or permanent) (including, without limitation, those required for the use of the Casino-Hotel as a licensed casino facility), in accordance with all applicable Legal Requirements.



     "PERMITTED ENCUMBRANCES" means:



          (1)  liens for taxes, assessments, or governmental charges not yet due and payable or if due and payable are not delinquent to the extent that any fine, penalty, interest or cost may be added for nonpayment thereof;



          (2)  Existing Encumbrances;



          (3)  FF&E Financing Agreements;



          (4)  After-Acquired Fee Mortgages;



          (5)  the lien of the Mortgage Documents and any rights granted as provided therein;



          (6)  Restricted Encumbrances;



          (7)  the lien of the Trustee provided for by Section 8.07 of the

     Indenture;



          (8)  any Working Capital Facility Lien;



          (9)  liens created by the Senior Mortgage Documents; and



          (10) Capitalized Lease Obligations.



     "PERSON" means any individual, corporation, partnership, joint venture,

association, joint-stock company, trust, unincorporated organization or any other entity or government or any agency or political subdivision thereof.



     "PREMISES" has the meaning set forth in Granting Clause Third.



     "RATABLE BENEFIT" has the meaning stated in Section 1.01 of the Indenture.

     "RELEASED LAND" has the meaning stated in Section 2.05.



     "RELEASED FEE LAND" has the meaning stated in Section 2.06.



     "RESTORATION" has the meaning stated in Section 5.11(e).



     "RESTRICTED ENCUMBRANCES" means Leases permitted by and made in accordance with Section 5.13 of this Mortgage.



     "RIHF" shall mean Resorts International Hotel Financing, Inc., a Delaware corporation.



     "SENIOR GUARANTY MORTGAGE" has the meaning stated in Section 1.01 of the

Indenture.



     "SENIOR MORTGAGE" has the meaning stated in Section 1.01 of the Indenture.



     "SENIOR MORTGAGE DOCUMENTS" has the meaning stated in Section 1.01 of the

Indenture.



     "SERVICES AGREEMENT" has the meaning set forth in Section 1.01 of the

Indenture.



     "STATED MATURITY" when used with respect to a note means the date specified in such note as the fixed date on which the principal of such note is due and payable.



     "SUPERIOR INSTRUMENT REQUIREMENTS" means the applicable terms, conditions and provisions of (i) the Ground Leases with respect to the Leased Land; and

(ii) Superior Mortgages with respect to the portion of the Trust Estate encumbered thereby.



     "SUPERIOR MORTGAGES" means, collectively, the Senior Mortgage, the Senior

Guaranty Mortgage, any Working Capital Facility Lien and any After-Acquired Fee

Mortgages.



     "TAKING" means the acquisition or condemnation by eminent domain of the whole or any part of the Premises, by a competent authority, for any public or quasi-public use or purpose.



     "TANGIBLE PERSONAL PROPERTY" has the meaning stated in Granting Clause

Fifth.

     "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of the Indenture and any successor thereto.



     "TRUST ESTATE" has the meaning stated in the habendum to the Granting

Clauses.



     "TRUST INDENTURE ACT" has the meaning stated in Section 1.01 of the

Indenture.



     "WORKING CAPITAL FACILITY" has the meaning stated in Section 1.01 of the

Indenture.



     "WORKING CAPITAL FACILITY LIEN" has the meaning stated in Section 5.22(c)

of this Mortgage.



     Section 1.02.  NOTICES, ETC.



     (a)  Any request, demand, authorization, direction, notice (including,

without limitation, a notice of default), consent, waiver or other document provided or permitted by this Mortgage to be made upon, given or furnished to,

or filed with, the Mortgagor or the Mortgagee (collectively, "Notices") shall be deemed given when either (i) delivered by hand or (ii) two days after sending by registered or certified mail, postage prepaid, addressed as follows:



          To the Mortgagor:



          Resorts International Hotel, Inc.

          c/o Resorts International, Inc.

          1133 Boardwalk

          Atlantic City, New Jersey   08401

          Attention:  Christopher D. Whitney



          If to Mortgagee:



          U.S. Trust Company of California, N.A.

          555 South Flower Street, Suite 2780

          Los Angeles, California  90071

          Attention:  Corporate Trust Department



     (b)  By Notice to the Mortgagor, the Mortgagee and the Trustee, any party may designate additional or substitute address for Notices which,

notwithstanding Subsection (a) above, shall be deemed given when received.



     Section 1.03.  FORM AND CONTENT OF DOCUMENTS DELIVERED TO MORTGAGEE.

Whenever several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified
by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to such matters in one or several documents.



     Any certificate or opinion of an Officer of the Mortgagor may be based,

insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Mortgagor stating that the information with respect to such factual matters is in the possession of the

Mortgagor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.  If appropriate to the matter being opined upon and to the extent not prohibited by the Trust

Indenture Act, any Opinion of Counsel may be subject to rights of creditors and the availability of equitable remedies.



     Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Mortgage, they may, but need not, be consolidated and form one instrument.



     Whenever in this Mortgage, in connection with any application or certificate or report to the Mortgagee, it is provided that the Mortgagor shall deliver any document as a condition of the granting of such application, or as evidence of the Mortgagor's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Mortgagor to have such application granted or to the sufficiency of such certificate or report.



     Section 1.04.  COMPLIANCE CERTIFICATES AND OPINIONS.  Upon any application or request by the Mortgagor to the Mortgagee to take any action under any provision of this Mortgage, the Mortgagor shall furnish to the Mortgagee an

Officers' Certificate stating that all conditions precedent, if any, provided for in this Mortgage relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Mortgage relating to such particular application or request, no additional certificate or opinion need be furnished.  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Mortgage shall include:



          (a)  a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;



          (b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;



          (c)  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and



          (d)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.



     Section 1.05.  EFFECT OF HEADINGS.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.



     Section 1.06.  SUCCESSORS AND ASSIGNS; AMENDMENTS.



     (a)  Subject to Section 4.02 hereof and Section 10.02 of the Indenture,

this Mortgage shall be binding upon and inure to the benefit of the parties hereto and of the respective successors and assigns of the parties hereto to the same effect as if each such successor or assign were in each case named as a party to this Mortgage.



     (b)  This Mortgage may not be modified, amended, discharged, released nor any of its provisions waived except by agreement in writing executed by the

Mortgagor and the Mortgagee and in accordance with the provisions of this

Mortgage and the Indenture.



     Section 1.07.  SEPARABILITY CLAUSE.  In case any provision in this Mortgage shall be invalid, illegal or unenforceable, the validity, legality and enforceability of
the remaining provisions shall not in any way be affected or impaired thereby.



     Section 1.08.  BENEFITS OF MORTGAGE.  Nothing in this Mortgage or in the

Guaranty, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right, remedy or claim under this Mortgage.





     Section 1.09.  GOVERNING LAW.  This Mortgage shall be deemed to be a contract under the laws of the State of New Jersey and shall be construed in accordance with and governed by the laws of the State of New Jersey.



     Section 1.10.  [Reserved]



     Section 1.11.  PROVISIONS REQUIRED BY INDENTURE.  Whenever the provisions of this Mortgage and the provisions of the Indenture shall be inconsistent, the provisions of the Indenture shall govern.





          Section 1.12.  RIGHTS OF THE TRUSTEE.  So long as the Trustee is the Mortgagee hereunder, except as otherwise provided in Section 8.01 of the Indenture:



          (a)  the Mortgagee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement,

     instrument, opinion, report, notice, request, direction, consent, order,

     bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;



          (b)  whenever in the administration of this Mortgage the

     Mortgagee shall deem it desirable that a matter be

     proved or established prior to taking, suffering or omitting any action hereunder, the Mortgagee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;



          (c)  the Mortgagee may consult with counsel and the

     written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Mortgagee

     hereunder in good faith and in reliance thereon;

          (d)  the Mortgagee shall be under no obligation to

     exercise any of the rights or powers vested in it by this Mortgage at the request or direction of any Noteholder pursuant to the

     Indenture, unless such holder shall have offered to the

     Mortgagee reasonable security or indemnity against the

     costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;



          (e)  the Mortgagee shall not be bound to make any

     investigation into the facts or matters stated in any

     resolution, certificate, statement, instrument, opinion,

     report, notice, request, direction, consent, order, bond,

     debenture, or other paper or document but the Mortgagee, in its discretion, may make such further inquiry or

     investigation into such facts or matters as it may see

     fit, and, if the Mortgagee shall determine to make such

     further inquiry or investigation, it shall be entitled

     (subject to the express limitations with respect thereto

     contained in this Mortgage) to examine the books, records and premises of the Mortgagor, personally or by agent or attorney;



          (f)  the Mortgagee may execute any of the trusts or

     power hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Mortgagee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;



          (g)  the Mortgagee shall not be personally liable, in

     case of entry by it upon the Trust Estate, for debts contracted or liabilities or damages incurred in the management or

     operation of the Trust Estate; and



          (h)  no provision of this Mortgage shall require the

     Mortgagee to expend or risk its own funds or otherwise incur any financial liability in the performance of its obligations

     hereunder, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate

     indemnity against such risk or liability is not reasonably assured to it.

     Section 1.13.  MORTGAGE SUBJECT TO THE PROVISIONS OF THE ACT.  Each

provision of this Mortgage is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.  This Mortgage shall not be transferred, assigned or amended without the prior approval of the New

Jersey Casino Control Commission.



     Section 1.14.  DISCHARGE OF LIEN.  If the Mortgagor shall pay or cause to be paid, or there shall otherwise be paid, to the Mortgagee all amounts required to be paid by the Mortgagor pursuant to the Guaranty, or the Note Mortgage and the Notes, and the conditions precedent for the Indenture to cease, determine and become null and void in accordance with Section 5.01 of the Indenture shall have occurred, the Mortgagee shall promptly cancel and discharge this Mortgage,

and execute and deliver to the Mortgagor all such instruments as may be necessary, required or appropriate to evidence such discharge and satisfaction of such lien or liens.



     Section 1.15.  GENERAL APPLICATION.



     (a)  The assertion of any rights upon any Default shall be subject in each instance to the giving of any notice and the expiration of any grace period provided for in Section 3.01 as a condition to such Default making it an Event of Default, unless the Trust Indenture Act requires otherwise, in which case the

Trust Indenture Act shall control.



     (b)  For the purposes of this Mortgage, it is understood that an event which does not materially diminish the value of the Mortgagee's interest in the

Trust Estate
shall not be deemed an "impairment of security", as that phrase is used in this

Mortgage.



                                   ARTICLE TWO



                 RELEASE; OTHER EXCEPTED PROPERTY; SUBORDINATION



     Section 2.01.  POSSESSION BY MORTGAGOR; DISPOSITIONS WITHOUT RELEASE.  So

long as there shall have been no demand for payment under the Guaranty pursuant to Section 3.02 of this Mortgage, the Mortgagor shall be suffered and permitted,

with power freely and without let or hindrance on the part of the Mortgagee,

subject to the provisions of this Mortgage and the Note Mortgage, to possess,

use, manage, operate and enjoy the Trust Estate and every part thereof and to collect, receive, use, invest and dispose of the rents, issues, tolls, profits,

revenues and other income from the Trust Estate or any part hereof, to use,

consume and dispose of any consumables, goods, wares and merchandise in the ordinary course of business of operating the Casino-Hotel and to adjust and settle all matters relating to choses in action, leases and contracts.



     Section 2.02.  OBSOLETE PROPERTY; TANGIBLE PERSONAL PROPERTY; LEASE

MODIFICATIONS.  The Mortgagor shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing, without any release from or consent by the Mortgagee:



          (a)  to sell or dispose of, free from the lien of this Mortgage, any

     Tangible Personal Property which, in its reasonable opinion, may have become obsolete or unfit for use or which is no longer necessary in the conduct of its businesses or the operation of the Trust Estate, and no purchaser of any such property shall be bound to inquire into any question affecting the Mortgagor's right to sell or otherwise dispose of the same,

     free from the lien of this Mortgage;



          (b)  to alter, repair, replace, change the location (provided notice shall be given to Mortgagee as to any new location) or position of and add to any Tangible Personal Property; provided, however, that no change shall be made in the location of any such property subject to the lien of this

     Mortgage which would in any respect impair the security of this Mortgage upon such property; or



          (c)  to renew, extend, surrender, terminate, modify or amend any leases of Tangible Personal Property, when, in the Mortgagor's reasonable opinion, it is prudent to do so.



     The Mortgagor shall retain any net cash proceeds (subject to the right to pay dividends or make cash distributions pursuant to Section 12.07 of the

Indenture) received from the sale or disposition of any Tangible Personal

Property under Subsection (a) of this Section 2.02, in the business of operating the Casino-Hotel.



     The Mortgagee shall be under no responsibility or duty with respect to the exercise of the rights of the Mortgagor under this Section 2.02 or the application of the proceeds of any sale or disposition of any Tangible Personal

Property.



     The Mortgagee shall, from time to time, promptly execute any written instrument in form satisfactory to it to confirm the propriety of any action taken by the Mortgagor under this Section 2.02, provided that the conditions set forth in Section 2.02 of the Note Mortgage have been satisfied.



     Section 2.03.  OTHER EXCEPTED PROPERTY.  Notwithstanding any provisions contained in this Mortgage or the Indenture to the contrary, including, without limitation, the provisions of Granting Clauses Fifth and Sixth and of Articles

Two and Five hereof, if the Mortgagor acquires Tangible Personal Property and other items constituting operating assets, such as computer software subject to any FF&E Financing Agreement, or becomes the lessee under a lease for any of the same and if the document evidencing such FF&E Financing Agreement prohibits subordinate liens or the provisions of any such lease prohibits any assignment thereof by the lessee, and if any such prohibition is customary with respect to similar transactions of the lender or lessor, as the case may be, then the property so purchased or the lessee's interest in the lease, as the case may be,

shall be deemed to be Excepted Property.  If any such FF&E Financing Agreement permits subordinate liens then the Mortgagee agrees to execute and deliver to the Mortgagor, at the Mortgagor's expense, such documents as the holder of such

FF&E Financing Agreement may reasonably request to evidence the subordination of the lien of this Mortgage to the lien of such FF&E Financing Agreement.



     Section 2.04.  [Reserved]



     Section 2.05.  RELEASED LAND.



     (a)  Notwithstanding anything to the contrary herein contained, the

Mortgagor shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing, to convey all or any part of the Released Fee Land (the land to be so conveyed is hereinafter referred to as the "Released Land"), free from the lien of the Mortgage, provided that the conditions set forth in Section 2.05(a)

of the Note Mortgage have been satisfied.



     (b)  The Mortgagee shall, from time to time, promptly execute any written instrument in form reasonably satisfactory to the prospective purchaser to confirm the release of the Released Fee Land, upon receipt by the Mortgagee of an Officers' Certificate stating that the Mortgagor is entitled to such release by virtue of the Mortgagor's compliance with this Section 2.05 and, if applicable, Section 2.05 of the Note Mortgage, provided, that the Mortgagee shall have no liability thereunder and all costs and expenses

(including reasonable attorneys' fees) shall be paid by the Mortgagor.



     Section 2.06.  RELEASED FEE LAND.



     (a)  Notwithstanding anything to the contrary herein contained, in the event the Mortgagor intends to exercise an option to acquire fee title to Leased

Land under the provisions of any Ground Lease, the Mortgagor shall have the right, unless an Event of Default shall have occurred and be continuing, to have an Affiliate exercise such options(s) or for the Mortgagor to exercise such options(s) on behalf of an Affiliate and in connection therewith to cause fee simple title to the Leased Land or any part thereof to be conveyed to an

Affiliate of the Mortgagor (provided that no portion of the purchase price of the Leased Land or part thereof is paid by Mortgagor), free from the lien of this Mortgage (the land to be so conveyed is hereinafter referred to as the

"Released Fee Land"), provided that the Mortgagor furnishes the Mortgagee with the following:



          (i)  an Officers' Certificate requesting the release of the Released

     Fee Land from the Trust Estate and stating that (A) the Mortgagor is not required to own the Released Fee Land in order to maintain all Permits and in order to comply with the provisions of all material contracts to which the Mortgagor is a party or by which the Mortgagor is bound, (B) such

     Affiliate has received all Permits necessary to own the Released Fee Land

     (including without limitation all approvals required by the Casino Control

     Commission of the State of New Jersey), (C) there has been delivered to the

     Mortgagor and the Mortgagee a true copy of an instrument executed by such

     Affiliate stating that (i) such Affiliate may only engage in the activity of owning the Released Fee Land and (ii) such Affiliate shall not convey the Released Fee Land to another Affiliate of the Mortgagor, unless such other Affiliate executes and delivers to the Mortgagor and the

     Mortgagee, the instruments that would have been required to be delivered pursuant to clause (C) if the Mortgagor conveyed the Released Fee Land to such other Affiliate (provided that this restriction shall only be effective until such time as this Mortgage shall be satisfied of record)

     and (D) the deed conveying the Released Fee Land to such Affiliate shall state that such conveyance is made subject to the terms, provisions and conditions of the applicable Ground Lease and that the fee and leasehold interests in the Released Fee Land shall not merge by reason of the

     Mortgagor and/or any Affiliate owning both the leasehold and fee estate therein, and that such estates shall always remain separate and distinct;





          (ii) an Opinion of Counsel to the effect that (A) the Mortgagor is not required to own the Released Fee Land in order to maintain in good standing all Permits or by the provisions of any material contract to which the

     Mortgagor is a party or by which it is bound to own the Released Fee Land and (B) the instruments described in clause (C) of subparagraph (i) were duly executed by and are binding upon such Affiliate; and



          (iii)     an endorsement to the Original Policy, confirming that no

     merger of the fee and leasehold estates in the Released Fee Land has resulted from such conveyance.





In addition, simultaneously with such acquisition, the Affiliate and Mortgagor shall enter into an instrument in form and substance reasonably satisfactory to

Mortgagee, amending the applicable Ground Lease to provide such mortgagee protections as are customary and to the extent reasonably required by Mortgagee,

including, without limitation, (A) a covenant of the landlord not to terminate the Ground Lease for any reason whatsoever (including without limitation, due to any default by tenant of its obligations under such Ground Lease), and (B) an agreement by the landlord not to accept payment of any fixed or base rent from the tenant (and, if tendered by the Mortgagor, an agreement to return same to the Mortgagor) or any other charges payable thereunder at any time that an Event of Default shall have occurred and shall be continuing.





     (b)  The Mortgagee shall, from time to time, promptly execute any written instrument in form reasonably satisfactory to the prospective purchaser to confirm the release of the Released Fee Land, upon receipt by the Mortgagee of an Officers' Certificate stating that the Mortgagor is entitled to such release by virtue of the

Mortgagor's compliance with this Section 2.06, PROVIDED that the Mortgagee shall have no liability thereunder and all costs and expenses (including reasonable attorneys' fees) shall be paid by the Mortgagor.



     Section 2.07.  AFTER-ACQUIRED FEE MORTGAGES.



     (a)  Notwithstanding anything contained herein to the contrary (i) if no

Event of Default has occurred and is continuing and (ii) if the Mortgagor shall acquire Released Fee Land, then simultaneously with the acquisition thereof, the

Mortgagor shall have the right to encumber such fee simple title with a mortgage

(such mortgage and any refinancing thereof permitted by the Indenture is hereinafter referred to as an "After-Acquired Fee Mortgage").  The lien of this

Mortgage on the Released Fee Land shall be subordinated to the lien of the

After-Acquired Fee Mortgage on the Released Fee Land (and to the lien of other

Superior Mortgages which shall become a lien thereon in accordance with the terms thereof), provided the following conditions are satisfied:



          (i)  the After-Acquired Fee Mortgage encumbers the fee simple title to such real property and no other property;



          (ii) the indebtedness secured by the After-Acquired Fee Mortgage (A)

     does not exceed 75% of the cost to the Mortgagor of such fee simple title at the time of the acquisition and (B) satisfies the criteria set forth in

     Section 12.08 of the Indenture;



          (iii)     in the event the After-Acquired Fee Mortgage encumbers fee simple title to the Leased Land or any part thereof, such After-Acquired

     Fee Mortgage contains provisions binding on the holder of the

     After-Acquired Fee Mortgage and its successors and assigns confirming the provisions of Section 5.21(d) of this Mortgage;



          (iv) the Released Fee Land is not being acquired from an Affiliate of the Mortgagor;



          (v)  the After-Acquired Fee Mortgage and other loan documents shall contain a provision binding upon the holder of such After-Acquired Fee

     Mortgage and other loan documents that all insurance proceeds in the event of a Casualty and awards for Takings of less than the entire Released Fee

     Land shall be used for purposes of Restoration; and



          (vi) the Mortgagor delivers to the Mortgagee an Officers' Certificate requesting such subordination and
     certifying that the requirements of (i) through (v) above have been satisfied.



     (b)  Anything contained in this Section 2.07 or elsewhere in this Mortgage to the contrary notwithstanding, the subordination of this Mortgage to any

After-Acquired Fee Mortgage constituting a lien on Released Fee Land shall not be self-operative but shall be effective only upon the execution and delivery by the Mortgagee of an instrument in writing effecting such subordination.  The

Mortgagee shall deliver such instrument of subordination on the following conditions:  (x) the Mortgagee shall have received an Officers' Certificate confirming that the conditions of (i) through (vi) of paragraph (a) have been satisfied, together with a true and correct copy of the After-Acquired Fee

Mortgage and all other instruments securing the indebtedness evidenced thereby and (y) the instrument of subordination shall specifically state that this

Mortgage is being subordinated not with respect to the lien of this Mortgage on the Ground Lease or on the leasehold estate created thereby, but only with respect to the fee simple title to the Leased Land or applicable part thereof and only if and to the extent that the After-Acquired Fee Mortgage being subordinated to is subject and subordinate to the Ground Lease and the leasehold estate created thereby.



                                  ARTICLE THREE



                                    REMEDIES



     Section 3.01.  EVENTS OF DEFAULT.  "Event of Default," whenever used herein, means any one of following events (including any applicable notice requirement and any period of grace as specified in this Section 3.01) (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):



          (a)  default by the Mortgagor under the Guaranty and continuance of such default for a period of 10 days after there has been given a written notice to the Mortgagor specifying such default and stating that such notice is a "Notice of Default" hereunder; or



          (b)  an "Event of Default," as defined in Section 3.01 of the Note

     Mortgage, shall occur; or



          (c)  default in the performance, or breach, of any of the provisions of Article Four and the continuance of such default or breach for a period of 60 days after there has been given a written notice to the Mortgagor



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



     specifying that such notice is a "Notice of Default" hereunder; or



          (d)  any representation or warranty of the Mortgagor set forth in this

     Mortgage shall prove to be incorrect as of the time when made and the facts constituting such incorrectness impairs the Mortgagee's security and such impairment continues for a period of 30 days, unless such impairment is curable, but not susceptible of cure within such 30-day period (for reasons other than lack of funds), provided that the conditions set forth in

     Section 3.01(l) of the Note Mortgage have been satisfied.



     Section 3.02.  DEMAND UNDER THE GUARANTY.  If an Event of Default occurs and is continuing, and the Mortgagee has declared the Outstanding Amount of the

Note to be due and payable immediately pursuant to Section 3.02 of the Note

Mortgage, then the Mortgagee may declare all obligations under the Guaranty to be due and payable immediately.



     Section 3.03.  APPLICATION OF MONEYS RECEIVED BY MORTGAGEE.  Any moneys received by the Mortgagee pursuant to the provisions of this Article Three

(including moneys received by the Trustee after any action or act by the

Mortgagee under Section 3.10) shall be applied by the Mortgagee in accordance with the provisions of Section 7.06 of the Indenture.



     Section 3.04.  RESTORATION OF RIGHTS AND REMEDIES.  If the Mortgagee has

instituted any proceeding to enforce any right or remedy under this Mortgage and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall, subject to any determination in such proceeding, be restored to its former position hereunder, and thereafter all rights and remedies of the Mortgagee shall continue as though no such proceeding had been instituted.



     Section 3.05.  RIGHTS AND REMEDIES CUMULATIVE.  No right or remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 3.06.  DELAY OR OMISSION NOT WAIVER.  No delay or omission of the

Mortgagee to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this

Article Three by law to the Mortgagee may be exercised, from time to time, and as often as may be deemed expedient, by the Mortgagee.



     Section 3.07.  UNDERTAKING FOR COSTS.  If any action or proceeding shall be commenced (including, without limitation, an action to foreclose this Mortgage or to collect under the Guaranty secured hereby) to which action or proceeding the Mortgagee is made or becomes a party, or in which it becomes necessary in the opinion of the Mortgagee to defend or uphold the lien of this Mortgage,

then, to the extent it has not already done so pursuant to the terms of Section

3.07 of the Note Mortgage, the Mortgagor shall pay to Mortgagee all expenses,

including reasonable attorneys' fees and expenses, incurred by the Mortgagee in connection therewith, together with interest at the rate then payable on the

Notes, from the date of payment less the net amount received by the Mortgagee or the Trustee, as their interests may appear under any title insurance policy,

and, until paid, all such expenses, together with interest as aforesaid, shall be a lien on the Trust Estate.



     Section 3.08.  WAIVER OF APPRAISEMENT AND OTHER LAWS.  To the full extent that it may lawfully so agree, the Mortgagor will not at any time insist upon,

plead, claim or take the benefit or advantage of, any appraisement, valuation,

stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Trust

Estate, or any part hereof, or the possession thereof by any purchaser at any sale under this Article Three; and the Mortgagor, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws.  The Mortgagor, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the property in the Trust Estate marshalled upon any foreclosure hereof,

and agrees that any court having jurisdiction to foreclose this Mortgage may order the sale of the Trust Estate as an entirety.



     If any law in this Section 3.08 referred to and now in force, of which the

Mortgagor or its successor or successors might take advantage despite this

Section 3.08, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 3.08.



     Section 3.09.  ENTRY.  The Mortgagor agrees that upon the occurrence of an

Event of Default the Mortgagor, upon demand of the Mortgagee during the continuance thereof, shall forthwith surrender to the Mortgagee the actual possession of, and it shall be lawful for the Mortgagee by such officers or agents as it may appoint to enter and take possession of, the Trust Estate (and the books and papers of the Mortgagor), and to hold, operate and manage the

Trust Estate (including the making of all needful repairs, and such alterations,

additions and improvements as the Mortgagee shall deem wise) and to receive the rents, issues, tolls, profits, revenues and other income thereof, and, after deducting the costs and expenses of entering, taking possession, holding,

operating and managing the Trust Estate, as well as payments for taxes,

insurance and other proper charges upon the Trust Estate and reasonable compensation to itself, its agents and counsel, to apply the same as provided in

Section 3.03, PROVIDED, HOWEVER, that the Mortgagee's rights under this Section

3.09 shall be subject to the provisions of the New Jersey Casino Control Act and

Section 3.14.  Whenever all that is then due upon the Note and under any of the terms of this Mortgage shall have been paid and all defaults hereunder shall have been made good, the Mortgagee shall surrender possession to the Mortgagor.



     Section 3.10.  POWER OF SALE; SUITS FOR ENFORCEMENT.  In case an Event of

Default shall occur and be continuing, the Mortgagee, with or without entry, in its discretion may:



          (a)  sell, subject to any mandatory requirements of applicable law,

     the Trust Estate as an entirety, or in such parcels, as the Mortgagee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by the Mortgagee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Mortgagee may fix and briefly specify in a notice of sale to be published as required by law;

     or



          (b)  proceed to protect and enforce its rights under this Mortgage by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Mortgage or in aid of the execution of any power granted in this Mortgage or for the foreclosure of this

     Mortgage or for the enforcement of any other legal, equitable or other remedy, as the Mortgagee, being advised by counsel, shall deem most effectual to protect
     and enforce any of the rights of the Mortgagee; the failure to join tenants shall not be asserted as a defense to any foreclosure or proceeding to enforce the rights of the Mortgagee.



     Section 3.11.  INCIDENT OF SALE.  Upon any sale of any of the Trust Estate,

whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:



          (a)  all obligations owing under the Guaranty, if not previously due,

     shall at once become and be immediately due and payable;



          (b)  subject to the provisions of Section 3.14 and the receipt of any required prior approvals of the New Jersey Casino Control Commission, the

     Mortgagee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, delivery any notes or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such notes or claims for interest thereon, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being appropriately stamped to show partial payment;



          (c)  the Mortgagee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;



          (d)  the Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Mortgagor, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the

     Mortgagor hereby ratifying and confirming all that its attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by the Mortgagee or by any purchaser, the Mortgagor shall ratify and confirm any such sale or transfer by executing and delivering to the

     Mortgagee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;



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



          (e)  all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Mortgagor of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Mortgagor, its successors and assigns; and



          (f)  the receipt of the Mortgagee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.



     Section 3.12.  RECEIVER.  Upon the occurrence of an Event of Default and commencement of judicial proceedings by the Mortgagee to enforce any right under this Mortgage, the Mortgagee shall be entitled, as against the Mortgagor,

without notice or demand and without regard to the adequacy of the security for the Guaranty or the solvency of the Mortgagor, to the appointment of a receiver of the Trust Estate, and of the rents, issues, profits, revenues and other income thereof, PROVIDED, HOWEVER, that the Mortgagee's rights under this

Section 3.12 shall be subject to the provisions of the New Jersey Casino Control

Act and Section 3.14 hereof.



     Section 3.13.  SUITS TO PROTECT THE TRUST ESTATE.  Upon 5 days' prior written notice to the Mortgagor (or such shorter period or without notice if deemed necessary and appropriate by the Mortgagee), the Mortgagee shall have power to institute and maintain such proceedings as it may deem necessary and appropriate to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Mortgage and to protect its interests in the

Trust Estate and in the rents, issues, profits, revenues and other income arising therefrom, including power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be materially prejudicial to the interests of the Mortgagee.



     Section 3.14.  MANAGEMENT OF CASINO-HOTEL.  Notwithstanding any provision of this Article Three to the



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



contrary, following an Event of Default and the taking of possession of the

Trust Estate or any part thereof by the Mortgagee and/or the appointment of receiver of the Trust Estate or any part thereof, the Mortgagee or any such receiver shall be authorized, in addition to the rights and powers of the

Mortgagee and such receiver set forth elsewhere in this Mortgage, to retain one or more experienced operators of hotels and/or casinos to manage the

Casino-Hotel, PROVIDED that any such operator shall have all necessary legal qualifications, including all Permits, to manage the Casino-Hotel.



                                  ARTICLE FOUR



                             CONSOLIDATION, MERGER,

                          CONVEYANCE, TRANSFER OR LEASE



     Section 4.01.  CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER ONLY ON

CERTAIN TERMS.  The Mortgagor shall comply with all provisions applicable to the

Mortgagor in Article Ten of the Indenture.



     Section 4.02.  SUCCESSOR ENTITY SUBSTITUTED.  Upon any consolidation or combination or any conveyance or transfer of the Trust Estate or any portion thereof in accordance with Section 10.01 of the Indenture, the successor entity formed by such consolidation or into which the Mortgagor is combined or to which such conveyance or transfer is made shall succeed to, and be substituted for,

and may exercise every right and power of, the Mortgagor under this Mortgage with the same effect as if such successor entity had been named as the Mortgagor herein; PROVIDED, HOWEVER, that no such conveyance or transfer of the Trust

Estate substantially as an entirety, unless such conveyance or transfer is in compliance with the provisions of Article Ten of the Indenture, shall have the effect of releasing the Person named as "the Mortgagor" in the first paragraph of this instrument or any successor entity which shall theretofore have become such in the manner prescribed in such Article Ten from its liability as guarantor.



     Section 4.03.  LIMITATION ON SALES OF TRUST ESTATE.  Except as otherwise expressly permitted by this Mortgage or the Indenture, the Mortgagor shall not sell, assign, lease, sublease, hypothecate, pledge, mortgage or otherwise transfer all or any part of the Trust Estate or any interest therein (including without limitation any interest in the Ground Leases).  Without limiting the generality of the foregoing, the Mortgagor shall not separate, or attempt to separate, its ownership of its interest in the Ground Leases from its ownership of the buildings constituting the Casino-Hotel or any part thereof.



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



                                  ARTICLE FIVE



                   COVENANTS AND REPRESENTATIONS OF MORTGAGOR



     Section 5.01.  [Reserved]



     Section 5.02.  FF&E FINANCING AGREEMENTS.  The Mortgagor covenants and agrees to comply with all of the terms and conditions set forth in any FF&E

Financing Agreements before the expiration of any applicable notice and cure periods contained in the FF&E Financing Agreements.



     Section 5.03.  LIMITATIONS ON LIENS.  The Mortgagor will not create, incur,

suffer or permit to be created or incurred or to exist any mortgage, lien,

charge or encumbrance on or pledge of any of the Trust Estate, other than (i)

Permitted Encumbrances, (ii) liens on the Trust Estate in connection with indebtedness permitted by clauses (i), (ii), (iii), (iv) or (v) of Section

12.08(a) of the Indenture, and (iii) a building contract or a notice of intention filed by a mechanic, materialman or laborer under the New Jersey lien law.  Without limiting the generality of the foregoing sentence but notwithstanding the provisions of the foregoing sentence, the Mortgagor shall not be deemed to have breached the provisions of the foregoing sentence by virtue of the existence of a lien for Impositions or mechanics liens so long as the Mortgagor is in good faith contesting the validity of the same in accordance with the provisions of Section 5.09 to the extent that the matters described in

(i) and (ii) do not constitute a default under any Ground Lease or Superior

Mortgage.



     Section 5.04.  [Reserved]



     Section 5.05.  ACTIONS AND PROCEEDINGS.  The Mortgagor hereby acknowledges the right of the Mortgagee, in the name of and on behalf of the Mortgagor, (a)

to appear in and defend any action or proceeding brought with respect to the

Trust Estate or any part thereof and (b) upon 5 days' prior written notice to the Mortgagor (or such shorter period or without notice if deemed necessary and appropriate by the Mortgage), to commence any action or proceeding to protect the interest of the Mortgagee in the Trust Estate.



     Section 5.06.  WARRANTY OF LEASEHOLD ESTATE AND TITLE.  The Mortgagor

represents and warrants that as of the date hereof:



          (a)  it is duly authorized under the laws of the State of New Jersey and all other applicable laws to
     execute and deliver this Mortgage, and all corporate action on its part necessary for the valid execution and delivery of this Mortgage has been duly and effectively taken;



          (b)  it is the lawful owner and is lawfully seized and possessed of the Owned Land and all buildings and improvements thereon, free and clear of all liens, charges or encumbrances, other than the lien of the Mortgage

     Documents, any Working Capital Facility Lien and Existing Encumbrances;



          (c)  it is the holder of and has good and marketable title to the leasehold interests and leasehold estates under the Ground Leases and to the Ground Leases, subject to no lien, encumbrance or charge other than the lien of the Mortgage Documents, any Working Capital Facility Lien and

     Existing Encumbrances;



          (d)  (i) the Ground Leases are valid and subsisting demises of the

     Leased Land for the terms therein set forth, (ii) there are no defaults thereunder by any Lessor or the lessee as to which written notice has been given to or by the lessee, (iii) the Mortgagor has delivered true and correct copies of the Ground Leases and all modifications, amendments and supplements thereto, and (iv) each of the Ground Leases is in full force and effect and has not been modified, amended or supplemented, except as described on Schedule 2;



          (e)  it has good title to the Operating Assets, subject to no lien,

     encumbrance or charge, other than the lien of the Mortgage Documents, any

     Working Capital Facility Lien and Existing Encumbrances; and



          (f)  the Mortgagor has good and lawful right and authority to execute this Mortgage and to grant, bargain, sell, alien, convey, assign, transfer,

     hypothecate, pledge, mortgage and confirm the Trust Estate as provided herein (including without limitation with respect to the Operating Assets and the Ground Leases, without the consent of any third party, other than governmental authorities but any applicable or necessary consent or approval of any such governmental authority has been given or waived at or prior to the execution and delivery of this Mortgage), and this Mortgage constitutes a valid third mortgage lien and third priority security interest in the Trust Estate PARI PASSU with the lien of the Note Mortgage,

     subject only to Working Capital Facility Liens and Existing Encumbrances.

     The Mortgagor hereby does and will forever warrant and defend (x) the title to Trust Estate (including without limitation, its leasehold estates under the lessee's interests in the Ground Leases) (subject to Permitted Encumbrances) and

(y) the priority of the lien of this Mortgage (subject to Permitted Encumbrances other than Restricted Encumbrances), against the claims and demands of all persons whomsoever, at the Mortgagor's sole cost and expense.



     Section 5.07.  FURTHER ASSURANCES; RECORDING.  The Mortgagor will, as provided in Section 5.13, from time to time subject its right, title and interest under all Leases to the lien of this Mortgage.



     The Mortgagor will cause this instrument and all other instruments of further assurance, including all financing statements and continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law or as requested by the Mortgagee to fully preserve and protect the rights of the Mortgagee as a secured party under the

Uniform Commercial Code to all property comprising the Trust Estate (to the extent a grant of a security interest therein is governed by the Uniform

Commercial Code) and to perfect, preserve and protect the lien of this Mortgage as a valid mortgage lien of record and a valid security interest on the Trust

Estate subject to Permitted Encumbrances (other than Restricted Encumbrances).



     The Mortgagor will pay all filing or recording fees, and all expenses incident to the execution and delivery of this Mortgage, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any financing statement or continuation statement with respect to the personal property constituting part of the Trust Estate or any instrument of further assurance.



     Section 5.08.  PAYMENT OF TAXES AND CERTAIN CLAIMS; COMPLIANCE WITH LEGAL

REQUIREMENTS AND INSURANCE REQUIREMENTS.  The Mortgagor will:





          (a)  subject to the provisions of Section 5.09 relating to contests,

     pay or cause to be paid promptly (or when installments of the same shall become due and payable, if, by law or by agreement or arrangement with the applicable governmental agency or authority, the same may be paid in installments) before any fine, penalty, interest or cost may be added for nonpayment (but no later than when the same are payable by the

     Mortgagor pursuant to any Superior Instrument Requirement), all taxes

     (including, without limitation, real estate taxes, personal or other property taxes and all sales, value added, use and similar taxes),

     assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed prior to the satisfaction of this Mortgage), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all interest, additions to tax and penalties thereon),

     that may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (1) the Trust Estate (including without limitation the

     Leased Land) or any part thereof or any rent therefrom or any estate, right or interest therein, or (2) any acquisition, occupancy, use, leasing, or possession of or activity conducted on the real property or any part thereof included in the Trust Estate or any gross receipts thereof or of the rent therefrom (all of the foregoing being referred to collectively as

     "Impositions").  Notwithstanding the foregoing or any other provision of this Mortgage, the Mortgagor shall not be required to pay any income,

     profits or revenue tax upon the income of the Mortgagee, the Trustee or the

     Noteholders nor any franchise, excise, corporate, estate, inheritance,

     succession, capital levy or transfer tax of the Mortgagee, the Trustee or the Noteholders nor any interest, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed in substitution for any Impositions that the Mortgagor is required to pay pursuant to this

     Section 5.08.  The Mortgagor will deliver to the Mortgagee official receipts or other proof evidencing payments of any Impositions in accordance with the requirements of this Section 5.08.  The Mortgagor shall not be entitled to any credit for taxes or assessments paid against the

     Guaranty;



          (b)  except for such property which the Mortgagor may dispose of or replace pursuant to Section 2.02, maintain and keep all its properties used or useful in the conduct of its business (other than obsolete equipment),

     including, without limitation, the Casino-Hotel and all Tangible Personal

     Property, in such good repair, working order and condition, except for reasonable wear and use, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto consistent with the standards of other casino-hotels in Atlantic City, New

     Jersey;



          (c)  occupy and continuously operate the Casino-Hotel and keep the

     Casino-Hotel supplied with Tangible Personal Property, all in a manner consistent with the standards of other casino-hotels in Atlantic City, New

     Jersey (provided that nothing contained in this Section 5.08(c) shall be deemed to reduce the time period set forth in Section 3.01(f));



          (d)  subject to the provisions of Section 5.09 relating to contests,

     the Mortgagor at its sole expense will timely (1) comply with all Legal

     Requirements and Insurance Requirements, whether or not compliance therewith shall require structural changes in the buildings and improvements included in the Trust Estate or interfere with the use and enjoyment of the Trust Estate or any part thereof, (2) procure, maintain and comply with all permits and other authorizations required for (i) the use of the Casino as a gaming and gambling facility, (ii) the on-premises consumption of alcoholic beverages at the Casino-Hotel and (iii) any other use of the Trust Estate or any part thereof then being made, and for the proper erection, installation, operation and maintenance of the improvements or any part thereof, and (3) comply with any instruments of record at the time in force affecting the Trust Estate or any part thereof,

     if the failure to comply with the same would impair the Mortgagee's security hereunder.  Without limiting the generality of the foregoing, the

     Mortgagor represents and warrants that at the time of the execution of this

     Mortgage, the Mortgagor is in compliance with the requirements of clauses

     (1), (2) and (3);



          (e)  in the event of the passage after the date of this Mortgage of any law of the State of New Jersey, or any other governmental entity,

     changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of the Mortgagee,

     then and in such event, the Mortgagor shall bear and pay the full amount of such taxes, provided that if for any reason payment by the Mortgagor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of the Note, or this Mortgage, or otherwise, the Mortgagee may, at the Mortgagee's option,

     declare the whole sum secured by this Mortgage, with interest thereon, to be due and payable 90 days after notice of election thereof has been given by the Mortgagee, or the Mortgagee may, at the Mortgagee's

     option, pay that amount or portion of such taxes as renders the loan or indebtedness secured hereby unlawful or usurious, in which event the

     Mortgagor shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of such taxes.



     Section 5.09.  PERMITTED CONTESTS.  The Mortgagor may, at its sole expense,

contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part of any

Imposition or lien therefor or any Legal Requirement or Insurance Requirement or

the application of any instrument of record affecting the Trust Estate or any part thereof or any claims of mechanics, materialmen, suppliers, or vendors or lien therefore, and may withhold payment of the same pending such proceedings if permitted by law, or make payment under protest, or defer compliance with any such Legal Requirement, any such Insurance Requirement or the terms of any such instrument, and the same shall not be a Default hereunder, provided that (a) in the case of any Impositions or lien therefor or any claims of mechanics,

materialmen, suppliers or vendors or lien therefor, such proceedings shall suspend the collection thereof from each of the Mortgagor, the Mortgagee, the

Trustee, the Noteholders and the Trust Estate, (b) neither the Trust Estate nor any interest therein would be in any danger of being sold, forfeited, or lost,

(c) such action would not result in or constitute a default under any Ground

Lease or Superior Mortgage, (d) in the case of a Legal Requirement, neither the

Noteholders nor the Mortgagee shall be in any danger of any civil or any criminal liability, and the failure of the Mortgagor to comply with such Legal

Requirement shall not affect the continuance in good standing of any Permit or result in the suspension, termination, non-renewal or material adverse modification of any permit, and (e) in the case of an Insurance Requirement, the failure of the Mortgagor to comply therewith shall not affect the validity of any insurance required to be maintained by the Mortgagor hereunder.



     Section 5.10.  MECHANICS' AND OTHER LIENS.  Without limiting the generality of the first sentence of Section 5.03 and notwithstanding the provisions of

Section 5.03(a)(ii), the Mortgagor will cause to be removed, either by payment,

or bonding or otherwise, all claims and demands of mechanics, materialmen,

laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises and/or Trust Estate or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of the Mortgagor,

without expense to the Mortgagee.



     Section 5.11.  INSURANCE.



     (a)  The Mortgagor will, at its expense, maintain with Insurers:



          (1)  insurance with respect to the Mortgagor's insurable properties constituting a part of the Trust Estate against loss or damage by fire,

     lightning, and other risks from time to time included under "all-risk"

     policies and against loss or damage by sprinkler leakage, water damage,

     collapse, malicious mischief and explosion in respect of any steam and pressure boiler and similar apparatus located on such insurable properties,

     in amounts at all times sufficient to prevent the Mortgagor from becoming a coinsurer within the terms of the applicable policies, but in any event such insurance shall be maintained in such insurable amounts not less than the greatest of the following (hereinafter referred to as the "Insurance

     Amount"):  (i) 100% of the then full insurable value of such insurable properties, the term "full insurable value" to mean the actual replacement cost (excluding the costs of foundation, footing, excavation, paving,

     landscaping and other similar, non-insurable improvements) determined from time to time (but not less frequently than once in any 36 calendar months),

     by an Architect, contractor, appraiser, or an Insurer, or (ii)

     the amount required to be maintained pursuant to the Superior Instrument

     Requirements;





          (2) war risk insurance as and when such insurance is obtainable from the United States of America or any agency thereof as promptly as reasonably practicable after the same becomes so obtainable, in an amount not less than the Insurance Amount, or in such lesser amount as may then be so obtainable;



          (3)  public liability, including personal injury and property damage and comprehensive general liability connected with the possession, use,

     leasing, operation or condition of such insurable properties in such amounts as, in the Mortgagor's judgment, are prudent, considering the cost of such insurance, for personal injury and property damage with respect to any one occurrence, which may be under an umbrella policy.  Anything contained in this clause (3) to the contrary notwithstanding, the Superior

     Instrument Requirements with respect to the kinds and amount of insurance described in this clause (3) shall be satisfied by the Mortgagor;



          (4)  appropriate workers' compensation insurance with respect to any work (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by the Mortgagor) on or about such insurable properties;



          (5)  business interruption insurance covering not less than 12 months of loss, provided that, at any time that the

     Mortgagor is renewing any policy for such insurance or taking out any new or replacement such policy covering a period of less than 12 months, the

     Mortgagor shall deliver to the Mortgagee an Officers' Certificate certifying that the period of coverage to be maintained by the Mortgagor under such policy is the maximum that can be maintained at rates determined by the Mortgagor to be reasonable for such coverage;



          (6)  to the extent available, flood insurance in an amount not less than the Insurance Amount, or such lesser amount as may then be so obtainable; and


          (7)  such other insurance with respect to such insurable properties against loss or damage of the kinds (i) from time to time customarily insured against by persons owning or using casino-hotels of comparable size in the boardwalk area of Atlantic City, New Jersey and (ii) required to be maintained pursuant to the Superior Instrument Requirements.



     Notwithstanding the foregoing, to the extent permitted by Superior

Instrument Requirements, (i) the Mortgagor shall be permitted to maintain a deductible with respect to the insurance policies described in clauses (1), (2),

(6) and (7) in an amount not to exceed (x) for the twelve month period commencing the date hereof, $100,000 with respect to the insurance policies described in clause (1), (2), (6) and (7) thereafter, the customary deductible

(if any) with respect to the insurance maintained by casino-hotels of a similar size and value in Atlantic City, New Jersey (but in no event more than

$1,000,000), (ii) the Mortgagor shall be permitted to maintain a

$200,000 self insured retention under the general liability policy described in clause (3) and a deductible with respect

to the other insurance policies described in clause (3) in an amount not to exceed the amount of deductible as is customarily maintained by casino-hotels of similar size in Atlantic City, New Jersey, (iii) the Mortgagor shall not reduce its insurance coverage for the matters described in clause (3) (which for purposes of this paragraph means a reduction in single limits or an increase in deductible) unless and until the Mortgagor delivers to the Mortgagee an Officers' Certificate certifying (w) that the coverage the Mortgagor was theretofore maintaining cannot be maintained at rates determined by the Mortgagor to be reasonable for such coverage, (x) the amount of the proposed reduction, (y) the premium for the existing and the proposed reduced coverage, and (z) that the proposed deductible satisfied the criteria set forth in this clause (iii), and (iv) the Mortgagor shall be permitted to maintain a deductible with respect to the insurance policies described in clause

(5) in the forms of and in an amount not to exceed the amount of deductible as is customarily maintained by casino-hotels of similar size in Atlantic City, New

Jersey.



     (b)  Each policy of insurance maintained by the Mortgagor pursuant to

Subsection (a) of this Section 5.11 shall, (1) except in the case of workers'

compensation insurance, name as additional insureds the Mortgagee, in both its individual and fiduciary capacities, and, to the extent

required by the Superior Instrument Requirements, the Lessors and the

holders of the Superior Mortgages, (2) provide that all insurance proceeds for losses, except in the case of public liability insurance and workers'

compensation insurance or as otherwise provided in Subsections (d), (e) and (f)

of this Section 5.11, be payable solely to the Mortgagee or such other party as is required to receive such proceeds under a Superior Mortgage, (3)

except in the case of workers' compensation, include

effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all lost payees and named insureds (other than the Mortgagor) and all rights of subrogation against any named insured, (4) except in the case of public liability and workers'

compensation insurance, provide that any losses shall be payable notwithstanding

(i) any act, failure to act, negligence of, or violation or breach of warranties, declarations or conditions contained in such policy by the Mortgagor or the Mortgagee or any other named insured or loss payee (including, without limitation, with respect to the Released Fee Land, the holders of any

After-Acquired Fee Mortgages), (ii) the occupation or use of the insurable properties for purposes more hazardous than permitted by the terms of the policy, (iii) any foreclosure or other proceeding or notice of sale relating to the insurable properties or (iv) any change in the title to or ownership or possession of the insurable properties, (5) contain a non-contributory mortgagee clause in favor of the Mortgagee, and (6) provide that if all or any part of such policy is cancelled, terminated or expires, the insurer will forthwith give notice thereof to each named insured and loss payee and that no cancellation,

reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each named insured and loss payee of written notice thereof.

     (c)  The Mortgagor will deliver to the Mortgagee, (1) duplicate originals of all insurance policies that the Mortgagor is required to maintain pursuant to this Section 5.11 and (2) within 30 days after each reduction in insurance required to be maintained by the Mortgagor hereunder, an Officers' Certificate setting forth the particulars as to all such insurance policies and certifying that the same comply with the requirements of this Section 5.11, that all premiums or installments thereof then due thereon have been paid and that the same are in full force and effect.  The Mortgagee shall not be responsible for effecting or renewing any insurance or for the responsibility or solvency of the insurers.



     (d)  The Mortgagor shall give written notice to the Mortgagee immediately upon obtaining knowledge of any Casualty which (x) results in damage, loss or destruction in an amount in excess of [$5,000,000] to any buildings or improvements on the Premises and/or any Tangible Personal Property or (y)

pursuant to any Superior Instrument Requirement, would require the deposit of insurance proceeds with the Depositary, or action or proceeding with respect thereto.  Whenever the Superior Instrument Requirements require or permit the selection of the Depositary by the Mortgagor, the Mortgagor shall select the

Insurance Trustee as the Depositary.  Within 30 days after any Casualty which results in any damage, loss or destruction in an amount in excess of

$10,000,000 to any buildings or improvements of the Premises and/or any

Tangible Personal Property, the Mortgagor shall deliver to the Mortgagee a certificate of an Architect stating whether, in such Architect's opinion,

applicable Legal Requirements permit the Restoration of such buildings and improvements for the same uses and to the same size and quality in all material respects, as existed immediately prior to the Casualty (and if such certificate states the Legal Requirements do not permit such Restoration, such certificate shall describe the manner closest approximating such criteria to which the buildings and improvements could be so restored and shall be accompanied by a

Certificate of Appraised Value dated not more than 10 days prior to delivery setting forth the Appraised Value immediately prior to the Casualty and the estimated Appraised Value immediately after the Restoration).  If the Mortgagor is required to deliver such Certificates of Appraised Value and if based on such

Certificates of Appraised Value immediately after Restoration, the aggregate

Outstanding Amount of First Mortgage Debt immediately after such Restoration shall exceed the greater of (i) 66 2/3% of the Appraised Value immediately after such Restoration or (ii) the quotient of the Outstanding Amount of First

Mortgage Debt immediately prior to such Casualty divided by the Appraised Value immediately prior to the Casualty multiplied by the Appraised Value immediately after such Restoration, then the proceeds of any insurance shall, at the election of Mortgagee, either be applied to Restoration as set forth in

Subsections (e), (h) and (i) below) or paid and delivered to the Mortgagee to the extent of the then Outstanding Amount of the Note and any other interest or other sums due hereunder or thereunder to be applied to the satisfaction of the

Mortgage to the extent proceeds are available for such purpose and provided that no additional sums are due to the Trustee or the Noteholder under the Indenture,

the balance of any net insurance proceeds shall be paid to the Mortgagor.

Notwithstanding the foregoing sentence, if such Certificates of Appraised Values indicates that the Outstanding Amount of First Mortgage Debt immediately after such Restoration exceeds the greater of the two amounts determined pursuant to subclauses (i) and (ii) above, the proceeds of insurance will be made available for Restoration (subject to paragraphs, (e), (h) and (i) below) if the Mortgagor obtains an irrevocable commitment from a nationally recognized financial institution having a combined capital and surplus of at least $100,000,000, to supply, upon an acceleration under this Mortgage as a result of an Event of

Default, funds to the Mortgagor as additions to capital in an amount equal to the Outstanding Amount of First Mortgage Debt in excess of the Appraised Value necessary to be paid down so that the Outstanding Amount of First Mortgage Debt will not exceed either of the two amounts determined pursuant to such clauses

(i) and (ii), PROVIDED that such commitment may only be released if, upon an

Appraisal at any time following completion of such Restoration, the aggregate

Outstanding Amount of the First Mortgage Debt does not exceed 66-

2/3% of the Appraised Value.



     (e)  Subject to the provisions of Subsection (d) above, in case a Casualty occurs, the following shall apply:



          (1)  if the cost of Restoration (as hereinafter defined) does not exceed the sum of $10,000,000, the net insurance proceeds shall be paid by the Mortgagee to the Mortgagor (unless the Superior Instrument

     Requirements provide that the same shall be paid to the Depositary);





          (2)  if the cost of Restoration is $10,000,000 or more or if the

     Superior Instrument Requirements provide that the same shall be paid to the

     Depositary, the net insurance proceeds shall be paid by the Mortgagee to the Insurance Trustee (or other Depositary required by the Superior

     Instrument Requirements, provided that such Depositary holds such proceeds in trust for purposes of paying the costs of Restoration);

          (3)  the Mortgagor shall commence with reasonable promptness under the circumstances and thereafter with due diligence proceed to perform and complete in a good and workmanlike manner the restoration, repair,

     replacement or rebuilding of the damage or destruction resulting from the

     Casualty (all of which restoration, repair, replacement or rebuilding are referred to as the "Restoration") in accordance with the plans and specifications submitted to the Insurance Trustee, in conformance with all

     Legal Requirements and Superior Instrument Requirements, and in accordance with the further provisions of this Subsection (e), regardless of the extent of any such Casualty and whether or not net insurance proceeds, if any, shall be available or, if available, shall be sufficient, for the purpose of the Restoration (provided, however, that if the Mortgagor does not receive any net insurance proceeds within 30 days after any Casualty because the adjustment of the loss has not yet occurred, then the obligation of the Mortgagor to commence such Restoration shall be deferred until such proceeds are made available to the Mortgagor, provided that (i)

     Mortgagor delivers to the Mortgagee an Officers' Certificate certifying that the Mortgagor is diligently and continuously adjusting such loss with the Insurer, (ii) the Mortgagor

     delivers to the Mortgagee an Officers' Certificate

     within such 30-day period requesting the extension of such period,

     estimating the date on which such proceeds will be available and describing the Mortgagor's efforts to adjust such loss and certifying that such extension does not constitute a default or a breach of any of the provisions of any of the Ground Leases (or if so, such default or breach has been waived) and (iii) the Mortgagor delivers to the Mortgagee additional Officers' Certificates every 30 days thereafter updating the information contained in the certificate described in Clause (ii)).  All

     Restoration work shall be performed in accordance with the applicable provisions of Section 5.12 and in conformance with all Superior Instrument

     Requirements, Legal Requirements and Insurance Requirements and, prior to commencing any Restoration, the Mortgagor shall obtain all Permits necessary in connection therewith, and shall obtain, and keep in full force and effect until the completion of such Restoration, such additional insurance as the Insurance Trustee and Superior Instrument Requirements may

     require.  The plans and specifications for the Restoration shall be accompanied by a certificate of the Mortgagor and an Opinion of Counsel to the effect that upon the completion of the Restoration pursuant to the plans and specifications the Premises, and all buildings and improvements,

     thereon will comply with all superior Instrument Requirements, Legal

     Requirements and Insurance

     Requirements.  Notwithstanding anything in this Section 5.11 to the contrary, if such Casualty is in an amount less than $5,000,000, the

     Mortgagor shall not be required to perform and complete such Restoration

     (unless the performance and completion of the Restoration is necessary in order for the Mortgagor to be in compliance with any term, provision or condition of this Mortgage (other than this Section 5.11(e)) or any

     Superior Instrument Requirements;





          (4)  Any insurance proceeds which the Mortgagor receives, shall be held by the Mortgagor in trust for the purpose of paying the cost of the

     Restoration, except as otherwise provided herein;





          (5)  Any net insurance proceeds that the Insurance Trustee holds pursuant to this Subsection (e), shall be deposited in an interest-bearing investment reasonably designated by Mortgagor (to the extent the Mortgagor is permitted to designate such investment under the Superior Instrument

     Requirements) (and the interest thereon shall be added to such proceeds)

     and shall be paid by the Insurance Trustee to reimburse the Mortgagor for,

     or to make payment for, the Restoration, after the Insurance Trustee deducts therefrom the amount of any reasonable costs and expenses incurred in connection with the performance of its obligations under this Section

     5.11.  The Insurance Trustee shall make such payments not more frequently than once every 30 days upon the written request of the Mortgagor (unless more frequent payments are required by Superior Instrument Requirements),

     by paying to the Mortgagor or the persons named in the certificate described in Clause (6) of this Subsection (e) the respective amounts stated in such certificate from time to time as the Restoration progresses,

     provided the Mortgagor has complied with the requirements of this

     Subsection (e) and such payment is permitted by an applicable Superior

     Instrument Requirements.  The Mortgagor's written request shall be accompanied by (i) the certificate described in Clause (6) of this

     Subsection (e) and (ii) a title company or official search, or other evidence reasonably acceptable to the Insurance Trustee, showing that there have not been filed with respect to the Premises, any vendor's,

     contractor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record (or bonded against or secured by other security) or any other encumbrance irrespective of its priority

     (other than Permitted Encumbrances).





        (6)  The certificate required by Clause (5) of this Subsection (e)

     shall (A) be an Officers' Certificate,
     countersigned by the Architect in charge of the Restoration with respect to the matters described in (i) and (v) below, (B) be dated not more than 10 days prior to such request and (C) set forth (in addition to any other requirements contained in any applicable Superior Instrument Requirements)

     that:



               (i)  all of the Restoration work theretofore performed is in substantial compliance with the plans and specifications theretofore submitted to the Insurance Trustee and in compliance with all Superior

          Instrument Requirements, Legal Requirements and Insurance

          Requirements;



               (ii) the sum then requested either has been paid by the Mortgagor or is justly due to contractors, subcontractors, materialmen,

          engineers, architects or other persons who have rendered services or furnished or contracted to deliver materials for the Restoration therein specified, and the names and addresses of such persons, a brief description of such services and materials and the several amounts so paid or due to each of such persons in respect thereof;



               (iii) no part of the amount requested has been or is the basis in any pervious or then pending request for the withdrawal of net insurance proceeds, and that the sum then requested does not exceed the value of the services and materials described in the certificate;



               (iv) except for the amount, if any, stated pursuant to Subclause

          (ii) of this Clause (6) in such certificate to be due for services or materials, and except for amounts in dispute and/or customary retainages, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such

          Restoration; and



               (v)  the remaining cost, as estimated by the persons signing such certificate, of the Restoration in order to complete the same does not exceed the net insurance proceeds remaining in the hands of Insurance

          Trustee after payment of the sum requested in such certificate or if such estimated cost does exceed such insurance proceeds such certificate shall state the amount of any such deficiency.  If the certificate states that such deficiency will exist, the Mortgagor shall deliver the amount of
          such deficiency in cash or cash equivalent to the Insurance Trustee simultaneously with the delivery of such certificate, which amount shall be deemed insurance proceeds for purposes of this Section

          5.11(e); and





          (7)  If net insurance proceeds shall be insufficient to pay the entire cost of the Restoration, then, after completion of the Restoration, the

     Mortgagor shall pay the deficiency.  If all or any part of the net insurance proceeds are not used for the Restoration in accordance with this

     Subsection (e) (because such proceeds exceed the amount required to complete the Restoration), then upon completion of the Restoration in accordance with this Subsection (e), such amount not so used, if held by the Insurance Trustee, shall be paid to the Mortgagor (if permitted by

     Superior Instrument Requirements).





     (f)  Provided that no Event of Default has occurred and is continuing, all net business interruption insurance proceeds shall be paid to the Mortgagor, to be segregated from the other funds of Mortgagor and held in trust by Mortgagor for the following purposes and in the following order of priority:  (i) for the payment of Impositions and amounts due under the Ground Leases and Superior

Mortgages; (ii) for debt service for the estimated period of Restoration (for purposes of this Section 5.11(f), interest and principal payments due on any payment date under the Notes will deemed to accrue in equal daily installments beginning the day after the immediately preceding payment date and ending on such payment date); and (iii) for any expense incurred in connection with the operation or business of the Casino-Hotel.



     (g)  The Mortgagor shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 5.11, unless the same are permitted by Superior

Instrument Requirements and the Mortgagee is included therein as a named insured, with loss payable to the Mortgagee and the Insurance Trustee pursuant to Section 5.11(b) hereof.  The Mortgagor shall immediately notify the Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to the Mortgagee a duplicate original of the policy of such insurance, a copy thereof certified by the insurer or a certificate thereof.



     (h)  Subject to final adjustment by the insurer, insurance claims by reason of damage or destruction to any portion of the Trust

Estate may adjusted by the Mortgagor, but the Mortgagee shall have the right (but not the obligation) to join the Mortgagor in adjusting, and approving the adjustment of, any such loss except in the event of a loss where the amount of insurance reasonably anticipated
to be received with respect to such loss is less than Five Million Dollars

($5,000,000), and the Mortgagor shall assist the Mortgagee in any such adjustment at the request of the Mortgagee.  If the Mortgagee at its election as aforesaid joins the Mortgagor in any adjustment process, then the Mortgagee's approval of the adjustment shall not be unreasonably withheld;





     (i)  Notwithstanding anything contained herein to the contrary, if an Event of Default shall have occurred and be continuing, the Mortgagee may, at its option, (A) refrain from paying to the Mortgagor or the Insurance Trustee any net insurance proceeds or (B) instruct the Insurance Trustee to pay to the

Mortgagee any insurance proceeds then held by the Insurance Trustee, as the case may be.



     Section 5.12.  LIMITATIONS ON BUILDING DEMOLITION, ALTERATIONS,

IMPROVEMENTS AND NEW CONSTRUCTION.  The Mortgagor will not authorize, permit or make any demolition, alteration or improvement of any building included in the

Trust Estate or any new construction on any part of the Trust Estate, except in conformity with and subject to the limitations hereinafter in this Section 5.12 set forth.



     Unless an Event of Default shall have occurred and be continuing, the

Mortgagor shall have the right at all times to make or permit such alterations,

improvements or new constructions, structural or otherwise (herein sometimes called collectively "alterations"), of or on the Trust Estate, to be made in all cases subject to the conditions set forth in Section 5.12 of the Note Mortgage.



     Section 5.13.  LEASES.  The Mortgagor shall not:



          (a)  subject to the provisions of Section 5.13(d), enter into any

     Lease, or renew, modify, extend, terminate, or amend any Lease, except in the ordinary course of business of operating the Casino-Hotel;



          (b)  receive or collect, or permit the receipt or collection of, any rental payments under any Lease more than one year in advance of the respective periods in respect of which they are to accrue, except that, in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of three months' rent and/or a security deposit may be required thereunder in an amount not exceeding one year's rent;



          (c)  collaterally assign, transfer or hypothecate (other than to the

     Mortgagee hereunder, to
     the mortgagee under the Note Mortgage or to the holder of any Working

     Capital Facility Lien) any rental payment under any Lease whether then due or to accrue in the future, the interest of the Mortgagor as landlord under any Lease or the rents, issues or profits of the Trust Estate;



          (d)  after the date hereof, enter into any Lease, or renew any Lease unless such Lease contains terms to the effect as follows:



               (1)  the Lease and the rights of the tenants thereunder shall be subject and subordinate to the rights of the Mortgagee under this

          Mortgage, the mortgagee under the Note Mortgage and the holders of any

          Superior Mortgage,



               (2)  the Lease may be assigned by the landlord thereunder to the

          Mortgagee,



               (3)  the rights and remedies of the tenant in respect of any obligations of the landlord thereunder shall be nonrecourse as to any assets of the landlord other than its equity in the building in which the leased premises are located or the proceeds thereof,



               (4)  the rights of the tenant shall be subject and subordinate to the rights of the lessee under any new lease entered into in the event of a termination of a Ground Lease;



          (e)  modify any Lease with respect to the matters described in clauses

     (1) through (4) of paragraph (d).



     If the Mortgagor enters into a Lease (other than with any Affiliate of the

Mortgagor) for a term of not less than 3 nor more than 10 years, the Mortgagee shall deliver a non-disturbance and attornment agreement substantially in the form of Schedule 4 hereto, following receipt of a certificate of a leasing broker (who is not an Affiliate of the Mortgagor or the broker involved in such transaction) experienced with respect to leases of commercial space in the

Atlantic City area stating that the rent under the Lease is not less than fair market rent and that the other terms of the Lease are fair and reasonable in the commercial leasing market.  The Mortgagor shall, upon demand, reimburse the

Mortgagee for any costs and expenses (including reasonable attorney's fees)

incurred by the Mortgagee in connection with the preparation, review and delivery of such non-disturbance and attornment agreements.

     Promptly after the execution and delivery hereof, the Mortgagor will cause the lessee under each Lease now in effect and promptly after each Lease is executed or becomes effective after the date of the execution and delivery hereof, the Mortgagor will cause the lessee under each such Lease, to be duly notified in writing (unless the substance and effect of such notice shall be contained in such Lease) of the subjection of the owner's interest, as lessor,

in and to such Lease to the lien of this Mortgage and of the name and address of the Mortgagee.  Each such notice shall state that the lease of such lessee is a

Lease as herein defined.  If a new Mortgagee is at any time appointed hereunder or the address of the Mortgagee shall at any time be changed, the Mortgagor will cause each lessee under each Lease to be promptly notified in writing of the name and address of such new Mortgagee or the new address of the Mortgagee.  The

Mortgagor will use reasonable efforts (but shall not be obligated to incur any expenditure other than de minimis amounts) to obtain from each lessee under each

Lease to whom any notice is sent pursuant to this paragraph an acknowledgment of receipt of such notice, and the Mortgagor will promptly deliver to the

Mortgagee, upon request, a copy of each such acknowledgment of receipt which it is able to obtain.  The Mortgagee shall not be responsible for securing or causing the Mortgagor to secure any such acknowledgment.



     Nothing contained in this Section 5.13 shall limit the provisions of

Section 4.04 hereof.



     Section 5.14.  [Reserved]



     Section 5.15.  MAINTENANCE OF EXISTENCE OF THE MORTGAGOR.  Subject to

Article Four, the Mortgagor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, and its rights (both statutory and under its articles of incorporation) and franchises.



     Section 5.16.  TO KEEP BOOKS; INSPECTION BY MORTGAGEE.  The Mortgagor will keep proper books of record and account in accordance with Section 12.05 of the

Indenture.



     Section 5.17.  ADVANCES BY MORTGAGEE.  If the Mortgagor shall fail to perform any of its covenants in this Mortgage and such failure shall continue for 10 days following notice thereof given by the Mortgagee (or at any time,

without notice, in case of emergency), the Mortgagee may (but is not obligated

to), at any time and from time to time, take any action or make advances, to effect performance of any such covenant on behalf of the Mortgagor; and all moneys so used or advanced by the Mortgagee and all reasonable costs and



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expenses incurred by Mortgagee in connection therewith, together with interest on all of the same at the rate of interest set forth in the Notes, shall be repaid by the Mortgagor upon demand and such advances shall be secured under this Mortgage prior to the Guaranty.



     Section 5.18.  WAIVER OF STAY, EXTENSION OR USURY LAWS.  The Mortgagor

covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law or any other law which would prohibit or forgive the Mortgagor from paying all or any portion of the obligations under the Guaranty as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may otherwise affect the covenants or the performance of this Mortgage; and the Mortgagor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Mortgagee, but will suffer and permit the execution of every such power as though no such law had been enacted.



     Section 5.19.  [Reserved]



     Section 5.20.  EMINENT DOMAIN.  The Mortgagor shall satisfy the provisions of Section 5.20 of the Note Mortgage upon obtaining knowledge of any Taking affecting the Trust Estate.



     Section 5.21.  GROUND LEASES.



     (a)  The Mortgagor covenants and agrees that it will do or cause to be done all things necessary to preserve and keep unimpaired the rights of the

Mortgagor, as lessee under the Ground Lease, and to prevent any termination,

surrender, cancellation, forfeiture or impairment thereof.  The Mortgagor shall at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as lessee under each of the Ground

Leases (including without limitation the covenant to pay rent and all taxes,

assessments and other charges mentioned therein) prior to the expiration of any notice and/or cure period provided in each such Ground Lease.  Upon receipt by the Mortgagee from a Lessor of any written notice of default by the lessee thereunder, Mortgagee may rely thereon and take any action the Mortgagee deems necessary in its sole discretion to prevent or to cure any default by the

Mortgagor in the performance of or compliance with any of the agreements,

covenants, terms or conditions imposed upon or assumed by the Mortgagor as lessee under each of the Ground Leases, even though the existence of such default or the nature thereof be questioned or denied by



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the Mortgagor or by any party on behalf of the Mortgagor, provided that if the

Mortgagor has theretofore delivered to the Mortgagee the Officers' Certificate,

Opinion of Counsel and a copy of the injunction, all as described in Section

3.01(g), the Mortgagee shall not take any such action unless and until the

Mortgagor and/or the Mortgagee no longer has the benefit of any tolling or stay referred to in Section 3.01(g).  Without limiting the generality of Section 3.09 hereof, the Mortgagor hereby expressly grants to the Mortgagee, and agrees that the Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as the Mortgagee,

in its sole discretion, deems necessary or desirable for the purpose permitted by the immediately preceding sentence, subject only to applicable Legal

Requirements.  Subject to the preceding and without limiting the Mortgagee's other remedies under this Mortgage, the Mortgagee may pay and expend such sums of money as the Mortgagee in its sole discretion deems necessary for any such purpose, and the Mortgagor hereby agrees to pay to the Mortgagee, immediately and without demand, all such sums so paid and expended by the Mortgagee,

together with interest thereon from the date of each such payment at the highest rate of interest set forth in the Notes.  All sums so paid and expended by the

Mortgagee, and the interest thereon, shall be added to and be secured by the lien of this Mortgage.



     (b)  The Mortgagor further covenants and agrees:



               (i)  it will not surrender any leasehold estate and interest hereinabove described, nor terminate or cancel any Ground Lease, and that it will not without the express written consent of the Mortgagee modify, change, supplement, alter or amend such Ground Leases either orally or in writing and, as further security for the repayment of the indebtedness secured hereby and for the performance of the covenants herein and in such Ground Leases contained, the Mortgagor hereby assigns to the Mortgagee all of its rights, privileges and prerogatives as lessee under such Ground Leases to terminate, cancel,

          modify, change, supplement, alter or amend such Ground Leases, and any such termination, cancellation, modification, change, supplement,

          alteration or amendment of such Ground Leases without the prior written consent thereto by Mortgagee shall be void and of no force and effect.  Unless (1) an Event of Default has occurred and is continuing and (2) either (A) there has been an acceleration of maturity of the

          Notes pursuant to Section 3.02 of the Note Mortgage or (B) the

          Mortgagee exercises its rights under Section 3.09 hereof, the

          Mortgagee shall have no right to terminate, cancel, modify, change,

          supplement, alter or amend the Ground Leases;



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



               (ii) solely for the benefit of the Mortgagee, Trustee, the

          Noteholders and no other person, no release or forbearance of any of the Mortgagor's obligations under such Ground Leases, pursuant to such

          Ground Leases or otherwise, shall release the Mortgagor from any of its obligations under this Mortgage, including its obligations with respect to the payment of rent as provided for in such Ground Leases and the performance of all of the terms, provisions, covenants,

          conditions and agreements contained in such Ground Leases, to be kept,

          performed and complied with by the lessee therein;



               (iii)  unless the Mortgagee shall otherwise expressly consent in writing, the fee title to the Leased Land, the Mortgagor's interest in the improvements on the Leased Land and the leasehold estates shall not merge by and shall always remain separate and distinct,

          notwithstanding the union of such estates either in the Lessor or in the lessee, or in a third party by purchase or otherwise;



              (iv) the Mortgagor shall promptly notify the Mortgagee in writing of any request made by the Mortgagor, as lessee under each of the

          Ground Leases, or any of the Lessors, for arbitration proceedings pursuant to the Ground Leases and of the institution of any arbitration proceedings, as well as all proceedings thereunder.  In addition, the Mortgagor shall promptly deliver to the Mortgagee a copy of the determination of the arbitrators in each such arbitration proceeding.  The Mortgagee shall have the right to participate in such arbitration proceedings in association with the Mortgagor or on its own behalf as an interested party in accordance with the terms of the

          Ground Leases;



               (v)  the Mortgagor shall not consent to the subordination of any

          Ground Lease to any mortgage deed of trust or other lien of the fee interest of the Lessor;



               (vi) in the event (A) the Mortgagor exercises its option under any Ground Lease to purchase any portion of the Leased Land, the

          Mortgagor shall deliver a copy of its election to exercise such option within 5 days after the Mortgagor has delivered notice of such election to the Lessor or (B) the Mortgagor acquires fee simple title or any other estate, title or interest in the Leased Land, the

          Mortgagor shall promptly notify the Mortgagee of such acquisition and shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may be required by law or, in the opinion of the Mortgagee, be reasonably



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



          desirable to carry out the intent and meaning of clause

          (x) of Granting Clause Second;



               (vii)     within 5 days after the Mortgagor's receipt of any

          notice of any motion, application or effort to reject the Ground Lease by any Lessor or any trustee arising from or in connection with any case, proceeding or other action commenced or pending by or against any Lessor under the Code or any comparable provision contained in any present or future federal, state, local, foreign or other statute,

          law, rule or regulation, the Mortgagor shall give notice thereof to the Mortgagee.  The Mortgagor hereby (A) assigns to the Mortgagee any and all of the Mortgagor's rights as lessee under Section 365(h) of the Code or any comparable provision contained in any present or future federal, state, local, foreign or other statute, law, rule or regulation ("Comparable Provision") and (B) covenants that it shall not elect to treat any Ground Lease as terminated pursuant to Section

          365(h) of the Code or any Comparable Provision without the prior written consent of the Mortgagee and (C) agrees that any such election by the Mortgagor without such consent shall be null and void;



               (viii)    without limiting the generality of the foregoing, the

          Mortgagor hereby unconditionally assigns, transfers and sets over to the Mortgagee all of the Mortgagor's claims and rights to the payment of damages arising from any rejection by Lessor of any Ground lease under the Code or any Comparable Provision.  The Mortgagee shall have the right to proceed in its own name or in the name of the Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Ground Lease, including, without limitation, the right to file and prosecute, in cooperation with the Mortgagor, any proofs of claim, complaints, motions, applications notices and other documents, in any case in respect of Lessor under the Code or any

          Comparable Provision.  This assignment constitutes a present,

          irrevocable and unconditional assignment of the foregoing claims,

          rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full.  Any amounts received by the

          Mortgagee in damages arising out of the rejection of any Ground Lease as aforesaid shall be applied first to all reasonable costs and expenses of the Mortgagee (including, without limitation, reasonable attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this Section 5.21, and thereafter as provided in Section 3.03 hereof;



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



               (ix) if there shall be filed by or against the Mortgagor a petition under the Code or any Comparable Provision and the Mortgagor,

          as lessee under the Ground Leases, shall determine to reject any or all of the Ground Leases the Mortgagor shall give the Mortgagee not less than 10 days' prior notice of the date on which the Mortgagor shall apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for authority to reject the lease.  The

          Mortgagee shall have the right, but not the obligation, to serve upon the Mortgagor within such 10 day period a notice stating that (a) the

          Mortgagee demands that the Mortgagor assume and assign such Ground

          Lease(s) to the Mortgagee pursuant to Section 365 of the Code or any

          Comparable Provision and (b) the Mortgagee covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under such Ground Lease(s).

          If the Mortgagee serves upon the Mortgagor the notice described in the preceding sentence, the Mortgagor shall not seek to reject such Ground

          Lease(s) and shall comply with the demand provided for in clause (a)

          of the preceding sentence within 30 days after the notice shall have been given subject to the performance by the Mortgagee of the covenant provided for in clause (b) of the preceding sentence.  Effective upon the entry of an order for relief in respect of the Mortgagor under

          Chapter 7 of the Code or Any Comparable Provision the Mortgagor hereby assigns and transfers to the Mortgagee a non-exclusive right to apply to the Bankruptcy Court or other judicial body with appropriate jurisdiction for an order extending the period during which the Ground

          Lease may be rejected or assumed;





               (x)  the Mortgagor shall promptly give to the Mortgagee copies of

          (A) all notices of default or (B) any other communications or notices with respect to events which relate to the possible impairment of the security of this Mortgage, which it shall give or receive under the

          Ground Leases and shall promptly notify the Mortgagor of any default under any Ground Lease on the part of the Lessor or the Mortgagor;



               (xi) the Mortgagor shall enforce the obligations of the Lessor under each Ground Lease, to the end that the Mortgagor may enjoy all of the rights granted to it under the Ground Leases; and



               (xii) the Mortgagor shall notify the Mortgagee within 5 days after the transfer of a fee interest in the Leased Land or any portion thereof to or from an Affiliate.



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     (c)  The Mortgagor hereby represents and warrants that all fixed net rent,

taxes and assessments, payable under the Ground Leases have been paid to the extent they were due and payable to the date hereof and that the Mortgagor has not received notice of its failure to pay any other amounts payable under the

Ground Leases which have not been cured.





     (d)  If both the Lessor's and Lessee's estates under any of the Ground

Leases or any portion thereof shall at any time become vested in one owner, this

Mortgage and the lien created hereby shall nevertheless not be merged,

extinguished, destroyed or terminated by application of the doctrine of merger and, in such event, Mortgagee shall continue to have all of the rights and privileges of the leasehold mortgagee.





     (e)  The Mortgagor hereby acknowledges that if any Ground Lease shall be terminated prior to the natural expiration of its term due to default by the

Lessee thereunder, and if pursuant to such Ground Lease, the Mortgagee or its designee shall acquire from the Lessor a new lease of the Leased land or any portion thereof, the Mortgagor shall have no right, title or interest in or to such lease or the leasehold estate created thereby, or the options therein contained.



     (f)  Any leases for parking purposes hereafter entered into by the

Mortgagor as lessee shall contain provisions permitting the assignment of the same to the Mortgagee and the Trustee and permitting assignment without the lessor's consent if this Mortgage is foreclosed.



     Section 5.22.  SUPERIOR MORTGAGES.



     (a)  The Mortgagor covenants and agrees that it will at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by it as mortgagor under the Superior Mortgages prior to the expiration of any notice and/or cure period provided in each such Superior

Mortgage.  If a notice of default has been given by the holder of any Superior

Mortgage and the maturity of the indebtedness secured by such Superior Mortgage has been accelerated as a result thereof, the Mortgagee may rely thereon and take any action the Mortgagee deems necessary in its sole discretion to prevent or to cure any default by the Mortgagor in the performance of or compliance with any of the agreements, covenants, terms or conditions imposed upon or assumed by the Mortgagor as mortgagor under each of the Superior Mortgages even though the existence of such default or the nature thereof may be questioned or denied by the Mortgagor or by any party on behalf of the Mortgagor provided that if the

Mortgagor has heretofore taken such actions as



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described in Section 3.01(h), the Mortgagee shall not take any such action unless and until the Mortgagor and/or the Mortgagee no longer has the benefit of any such tolling or stay referred to in Section 3.01(h).  Without limiting the generality of Section 3.09 hereof, the Mortgagor hereby expressly grants to the

Mortgagee, and agrees that upon such acceleration the Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as the Mortgagee, in its sole discretion,

deems necessary for the purpose permitted by the immediately preceding sentence,

subject only to applicable Legal Requirements.  The Mortgagee may (i) pay and

expend such sums of money as the Mortgagee in its sole discretion deems necessary for any such purpose and (ii) in its sole discretion prepay any

Superior Mortgage, and the Mortgagor hereby agrees to pay to the Mortgagee,

immediately and without demand, all such sums referred to in (i) and (ii) above so paid and expended by the Mortgagee, together with interest thereon from the date of each such payment at the rate of interest set forth in the Note.  All sums so paid and expended by the Mortgagee and the interest thereon shall be added to and be secured by the lien of this Mortgage.



     (b)  The Mortgagor further covenants and agrees:



               (i)  the Mortgagor shall not, without first satisfying the conditions set forth in Section 5.22(b)(i) of the Note Mortgage:  (A)

          modify any of the terms, covenants or conditions of any Superior

          Mortgage, and without limiting the foregoing, the Mortgagor shall not,

          without satisfying such conditions, enter into or obtain any agreement whereby the holder of any Superior Mortgage waives, postpones,

          extends, reduces or modifies the payment of the installment of principal or interest or any other item or amount now required to be paid under the terms of any Superior Mortgage or modifies any other provision thereof, or (B) acquire or permit or suffer any Affiliate of the Mortgagor to acquire any Superior Mortgage or any interest therein.  Notwithstanding anything in clause (A) to the contrary, the

          Mortgagor shall have the right to amend, supplement or modify any

          Superior Mortgage, if (x) the then outstanding principal balance of the indebtedness secured by such Superior Mortgage is not increased thereby, and (y) in the case of any After-Acquired Fee Mortgage, such amendment, supplement or agreement does not increase the property covered thereby;



               (ii)  the Mortgagor shall timely pay and perform all of the obligations to be paid or performed by the Mortgagor under each

          Superior Mortgage, the note secured thereby and any other instrument evidencing or



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          securing the indebtedness owing to any holder of any Superior

          Mortgage;



               (iii)  at any time, and from time to time, the Mortgagor shall upon request of the Mortgagee promptly use its reasonable efforts to obtain an estoppel certificate or letter addressed to the Mortgagee from holders of the Superior Mortgages, such certificate or letter to be in such form as the Mortgagee shall request; and



               (iv)  the Mortgagor shall promptly give to the Mortgagee copies of (A) all notices of default or (B) any other notice or communication with respect to events which relate to the possible impairment of the security of this Mortgage, which it shall give or receive under the

          Superior Mortgages and shall promptly notify the Mortgagor of any default under any Superior Mortgages on the part of the Mortgagor.



     (c)  The lien of this Mortgage in and to all or specified portions of the

Trust Estate shall be subject and subordinate to any Existing Encumbrances, the liens created by the Senior Mortgage Documents and any mortgage, assignment,

security agreement, financing statement or other lien securing any Working

Capital Facility (the "Working Capital Facility Lien") encumbering Mortgagor's interest in the affected portions of the Trust Estate or any part thereof.



     The foregoing provisions of this Section 5.22(c) shall be self-operative with respect to the liens created by the Senior Mortgage Note Documents and any

Working Capital Facility Lien, and no further instrument shall be required to give effect to such subordination.  Mortgagee shall, however, from time to time,

execute instruments in form and substance reasonably satisfactory to the holder of the Working Capital Facility Lien, confirming such subordination and agreeing to such other matters reasonably required by the holder of the liens created by the Senior Mortgage Documents and the holders of such liens which do not, in the aggregate, materially adversely reduce or impair the rights of Trustee under the

Mortgage, and Mortgagor and others may rely conclusively thereon, provided that

Mortgagee shall have no liability thereunder and all costs and expenses

(including reasonable attorneys' fees) shall be paid by Mortgagor.



     (d)  The lien of the Mortgage in and to all or specified portions of the

Trust Estate shall be subject and subordinate to any Existing Encumbrances.  The provisions of this Section 5.22(d) shall be self-operative, and no further instrument shall be required to give effect to such subordination.



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     Section 5.23.  MORTGAGE PARI PASSU WITH NOTE MORTGAGE.  Notwithstanding

recordation of this Mortgage in the Atlantic County, New Jersey Clerk's Office

after the recordation of the Note Mortgage, the lien of this Mortgage ranks PARI

PASSU with, and not junior to, the lien created by the Note Mortgage.



                                   ARTICLE SIX



                                  MISCELLANEOUS



     Section 6.01.  ACTION UNDER NOTE MORTGAGE.  Mortgagee acknowledges that it is the assignee of the Note Mortgage, which Note Mortgage creates a lien upon the Trust Estate which is PARI PASSU with the lien of this Mortgage.  Mortgagee further acknowledges and agrees that whenever it is provided in the Note

Mortgage that the Mortgagor shall deliver any notice or document, or is required to make any payment thereunder, the delivery of such notice or document or the making of such payment pursuant to the terms of the Note Mortgage shall also constitute the delivery of such notice or document or the making of such payment in satisfaction of the terms, conditions and provisions of this Mortgage to the same extent as the same constitutes satisfaction of the terms, conditions and provisions of the Note Mortgage.



     Section 6.02.  COUNTERPARTS.  This instrument may be executed in any number of counterparts, each of which as executed shall be deemed to be an original,

but all such counterparts shall constitute one and the same instrument.



     Section 6.03.  MODIFICATION.  This Mortgage is subject to "modification"

within the meaning of N.J.S.A. 46:9-8.1 et seq., and this Mortgage shall have the benefit of the lien priority provisions of such statute.  Such modification may include, without limitation, a change in the interest rate, maturity date or other terms and conditions of this Mortgage.



     THE MORTGAGOR DECLARES THAT THE MORTGAGOR HAS RECEIVED A TRUE COPY OF THIS

MORTGAGE.



     IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed and attested, all as of the day and year first above written.



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                                        RESORTS INTERNATIONAL HOTEL,

                                          INC., a New Jersey corporation



                                        By:_____________________________

                                        Name:

                                        Title: (Vice) President



ATTEST:_________________________

       Name:

       Title: (Asst.) Secretary



                                        U.S. TRUST COMPANY OF CALIFORNIA, N.A.







                                        By:_____________________________

                                        Name:

                                        Title:  (Vice) President



ATTEST:_________________________

       Name:

       Title: (Asst.) Secretary





                                       62